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                                                                   Exhibit 99.1

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                            ASSET PURCHASE AGREEMENT




                                  BY AND AMONG




                                  SMI SNP, INC.




                                 (THE "BUYER"),




                      METROMEDIA INTERNATIONAL GROUP, INC.




                                   ("PARENT"),




                                       AND




                                  SNAPPER, INC.




                                 (THE "COMPANY")





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                                TABLE OF CONTENTS

                                                                                                               PAGE
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
1.       Definitions..............................................................................................1
2.       Purchase and Sale........................................................................................7
                  (a)      Basic Transaction......................................................................7
                  (b)      Assumed Liabilities....................................................................8
                  (c)      Excluded Liabilities..................................................................10
                  (d)      Purchase Price........................................................................11
                  (e)      Certain Adjustments...................................................................11
                  (f)      Allocation of Purchase Price..........................................................13
                  (g)      Real Estate Taxes.....................................................................14
                  (h)      The Closing...........................................................................14
                  (i)      Deliveries at the Closing.............................................................14
3.       Representations and Warranties of Parent................................................................14
                  (a)      Organization of Parent................................................................14
                  (b)      Authorization of Transaction..........................................................14
                  (c)      Noncontravention......................................................................14
                  (d)      Brokers' Fees.........................................................................15
4.       Representations and Warranties Concerning the Company...................................................15
                  (a)      Organization, Qualification, and Corporate Power......................................15
                  (b)      Noncontravention......................................................................15
                  (c)      Broker's Fees.........................................................................16
                  (d)      Title to Assets.......................................................................16
                  (e)      Subsidiaries..........................................................................16
                  (f)      Financial Statements..................................................................16
                  (g)      No Material Change....................................................................16
                  (h)      Absence of Change or Event............................................................16
                  (i)      Legal Compliance......................................................................18
                  (j)      Tax Matters...........................................................................18
                  (k)      Real Property.........................................................................19
                  (l)      Intellectual Property.................................................................20
                  (m)      Contracts.............................................................................23
                  (n)      Litigation............................................................................24
                  (o)      Employee Matters......................................................................24
                  (p)      Environmental Matters.................................................................26
                  (q)      Certain Business Relationships with the Company.......................................28
                  (r)      Insurance.............................................................................28
                  (s)      Receivables...........................................................................28
                  (t)      Inventory.............................................................................28
                  (u)      Personal Property.....................................................................29
                  (v)      Disclaimer of other Representations and Warranties....................................29
5.       Representations and Warranties of the Buyer.............................................................30
                  (a)      Organization of the Buyer.............................................................30
                  (b)      Authorization of Transaction..........................................................30
                  (c)      Noncontravention......................................................................30
                  (d)      Availability of Financing.............................................................30
                  (e)      Brokers' Fees.........................................................................30


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                                TABLE OF CONTENTS
                                    (Cont'd)

                                                                                                               PAGE
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6.       Pre-Closing Covenants...................................................................................30
                  (a)      General...............................................................................30
                  (b)      Notices and Consents..................................................................31
                  (c)      Operation of Business.................................................................31
                  (d)      Full Access...........................................................................33
                  (e)      Notice of Developments................................................................33
                  (f)      Employees.............................................................................33
                  (g)      No Solicitation.......................................................................35
                  (h)      Insurance.............................................................................35
7.       Post-Closing Covenants..................................................................................35
                  (a)      General...............................................................................35
                  (b)      Litigation Support; Business Records..................................................36
                  (c)      Transition............................................................................36
                  (d)      Covenant Not to Compete...............................................................36
                  (e)      Bulk Sales Requirements...............................................................35
                  (f)      Termination of Self-Insurance Obligations.............................................37
                  (g)      Subcontracting........................................................................37
8.       Conditions to Obligation to Close.......................................................................37
                  (a)      Conditions to Obligation of the Buyer.................................................37
                  (b)      Conditions to Obligation of the Company...............................................39
9.       Survival of Representations, Warranties and Covenants; Indemnification..................................40
                  (a)      Representations, Warranties and Covenants.............................................40
                  (b)      Indemnification by the Company and Parent.............................................40
                  (c)      Indemnification by the Buyer..........................................................40
                  (d)      Procedure for Claims By Third Parties.................................................41
                  (e)      Procedure for Claims Between the Parties..............................................42
                  (f)      Exclusive Remedy......................................................................43
                  (g)      Limits on Indemnification.............................................................43
10.      Termination.............................................................................................43
                  (a)      Termination of Agreement..............................................................43
                  (b)      Effect of Termination.................................................................44
11.      Miscellaneous...........................................................................................44
                  (a)      Press Releases and Public Announcements...............................................44
                  (b)      No Third-Party Beneficiaries..........................................................45
                  (c)      Entire Agreement......................................................................45
                  (d)      Succession and Assignment.............................................................45
                  (e)      Counterparts..........................................................................45
                  (f)      Headings..............................................................................45
                  (g)      Notices...............................................................................45
                  (h)      Governing Law.........................................................................46
                  (i)      Amendments and Waivers................................................................46
                  (j)      Severability..........................................................................47
                  (k)      Expenses..............................................................................47
                  (l)      Construction..........................................................................47
                  (m)      Incorporation of Exhibits and Schedules...............................................47

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                                    EXHIBITS

Exhibit A                        Form of Assumption Agreement
Exhibit B                        Form of Bill of Sale
Exhibit C                        Form of Deeds
Exhibit D                        Form of Intellectual Property Assignments
Exhibit E                        Form of Transition Services Agreement
Exhibit F                        Terms of Post-Retirement Benefits
Exhibit G                        Financial Statements
Exhibit H                        Commitment Letters
Exhibit I                        Title Affidavit
Exhibit J                        WARN Notice
Exhibit K                        Severance Policy
Exhibit L                        Environmental Insurance Policy
Exhibit M                        FIRPTA Affidavit


                                    SCHEDULES

Annex I                          Disclosure Schedule
     Section 3(d)                         Broker's Fees
     Section 4(a)                         Directors and Officers/Jurisdictions
     Section 4(b)                         Consents/Violations
     Section 4(d)                         Title to Assets
     Section 4(f)                         Undisclosed Liabilities
     Section 4(g)                         Material Adverse Change
     Section 4(h)                         Certain Changes
     Section 4(j)                         Tax Matters
     Section 4(k)                         Real Property
     Section 4(l)                         Intellectual Property
     Section 4(m)                         Contracts
     Section 4(n)                         Litigation
     Section 4(o)                         Employee Matters
     Section 4(p)                         Environmental Matters
     Section 4(q)                         Affiliate Transactions
     Section 4(r)                         Insurance
     Section 4(s)                         Receivables
     Section 4(t)                         Inventory
     Section 4(u)                         Personal Property
     Section 6(c)(viii)                   Employment Agreements
Schedule I                  Excluded Contracts
Schedule II Net Purchased Assets, together with Purchase Price Calculation Based on August Financials and sample allocation of Purchase Price among acquired Assets
Schedule III                Bid Balance Sheet


                                       ii
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                            ASSET PURCHASE AGREEMENT

       Asset Purchase Agreement (the "AGREEMENT") is entered into as of October 22, 2002, by and among SMI SNP, INC., a Delaware corporation (the "BUYER"), METROMEDIA INTERNATIONAL GROUP, INC. ("PARENT"), and SNAPPER, INC., a Georgia corporation (the "Company"). The Buyer, the Company and Parent are each referred to herein individually as a "PARTY" and, collectively, as the "Parties."

       WHEREAS, the Company is engaged in the manufacture and marketing of outdoor power equipment (the "BUSINESS");

       WHEREAS, Parent owns all of the issued and outstanding capital stock of the Company;

       WHEREAS, except for the Excluded Assets (as defined below), the Company desires to sell and transfer the Assets (as defined below) to the Buyer, and the Buyer desires to purchase the same from the Company, subject to the terms and conditions set forth in this Agreement.

       NOW, THEREFORE, in consideration of the promises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties hereby agree as follows.

       1.     DEFINITIONS.

       "ADJUSTED PURCHASE PRICE" has the meaning set forth in Section 2(e)(i) below.

       "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

       "AIG INSURANCE" has the meaning set forth in Section 8(a)(viii) below.

       "ASSETS" has the meaning set forth in Section 2(a) below.

       "ASSUMED CONTRACTS" means all of the Contracts of the Company set forth on Section 4(m) of the Disclosure Schedule other than any Excluded Contract.

         "ASSUMED LIABILITIES" has the meaning set forth in Section 2(b) below.

       "ASSUMPTION AGREEMENT" means an Assumption Agreement in the form of EXHIBIT A attached hereto.

       "BID BALANCE SHEET" has the meaning set forth in Section 2(e)(ii) below.

       "BILL OF SALE" means a Bill of Sale from the Company in the form of EXHIBIT B attached hereto.

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       "BUSINESS" has the meaning set forth in the introduction to this
Agreement.

       "BUYER" has the meaning set forth in the preface above.

       "BUYER INDEMNITEES" has the meaning set forth in Section 9(b) below.

       "BUYER LOSSES" has the meaning set forth in Section 9(b) below.

       "CAPITAL LEASES" means the Contracts set forth on Section 4(m)(ii) of the Disclosure Schedule.

       "CASH" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

       "CHANGE OF CONTROL AGREEMENTS" means the Contracts set forth on Section 4(o)(i)(C) of the Disclosure Schedule.

       "CLEANUP" has the meaning set forth in Section 4(p)(v)(A) below.

       "CLOSING" has the meaning set forth in Section 2(h) below.

       "CLOSING DATE" has the meaning set forth in Section 2(h) below.

       "CLOSING DATE BALANCE SHEET" has the meaning set forth in Section 2(e)(iii) below.

       "CODE" means the Internal Revenue Code of 1986, as amended.

       "COMPANY" has the meaning set forth in the preface above.

       "COMPETING TRANSACTION" means any business combination or recapitalization involving the Company or any acquisition or purchase of all or a significant portion of the assets of, or any material equity interest in, the Company or any similar transaction with respect to the Company involving any Person or entity other than the Buyer or its Affiliates.

       "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of the Company that is not already generally available to the public.

       "CONTRACT" means any contract, lease, license, purchase order, sales order or other agreement or binding commitment, whether or not in writing, relating to the Company and the Business, including noncompetition agreements.

       "DEALER NETWORK FINANCING FACILITY PROGRAMS" means (a) the dealer network financing facility program established by the Company with Textron Financial Corporation pursuant to that certain Program Agreement dated as of August 24, 2001 by and between the Company and Textron Financial Corporation, together with the Repurchase Agreement dated as of August 24, 2001 related thereto, as amended, (b) the floor plan financing program established by the Company with Transamerica Commercial Finance Corporation pursuant to that Manufacturer's


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Financing Agreement dated as of May 3, 1996 by and between the Company and
Transamerica Commercial Finance Corporation, as amended, and (c) the arrangements entered into by the Company with respect to the dealers listed on
Section 4(f) of the Disclosure Schedule pursuant to which the Company has assumed the interest obligations incurred by the dealers in connection with certain bank financing arranged for such dealers with their local banks.

       "DEEDS" means the special or limited warranty deeds conveying title to the Owned Real Property substantially in the form of EXHIBIT C hereto.

       "DISCLOSURE SCHEDULE" means the disclosure schedule delivered by the Company and/or Parent to the Buyer on the date hereof and attached as Annex I attached hereto.

       "EMPLOYEE BENEFIT PLAN" means any employee benefit plan or compensation plan, agreement or arrangement covering present or former employees of the Company (including those within the meaning of ERISA Section 3(3)), stock purchase plan, stock option plan, fringe benefit plan, change in control plan, severance plan, bonus plan, pension plan and any other deferred compensation agreement or plan or funding arrangement.

       "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(2).

       "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(1).

       "ENCUMBRANCES" means all pledges, liens, charges, encumbrances, easements, encroachments, defects, security interests, mortgages, claims, options and restrictions of every kind.

       "ENVIRONMENTAL LAWS" has the meaning set forth in Section 4(p)(v)(B) below.

       "ENVIRONMENTAL LIABILITIES AND COSTS" has the meaning set forth in
Section 4(p)(v)(C) below.

       "EQUIPMENT AND FURNISHINGS" has the meaning set forth in Section 2(a)(i) below.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

       "ERISA AFFILIATE" means each entity which is treated as a single employer with the Company for purposes of Code Section 414.

       "ESTIMATED CLOSING DATE BALANCE SHEET" has the meaning set forth in
Section 2(e)(ii) below.

       "EXCLUDED ASSETS" means (i) all Cash, (ii) all unamortized goodwill of the Company as reflected on the Closing Date Balance Sheet and (iii) any deferred Tax asset.

       "EXCLUDED CONTRACTS" means (i) all Contracts (other than Capital Leases) relating to Indebtedness, including without limitation, the Revolving Credit Facility, (ii) except to the extent otherwise assumed by Buyer under this Agreement, the Change of Control Agreements, (iii) the Union Contract, and (iv) any other Contract set forth on SCHEDULE I attached hereto.


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       "EXCLUDED LIABILITIES" has the meaning set forth in Section 2(c) below.

       "FINANCIAL STATEMENTS" has the meaning set forth in Section 4(f) below.

       "GAAP" means United States generally accepted accounting principles as in effect from time to time and consistently applied.

       "HART-SCOTT-RODINO ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

       "HAZARDOUS SUBSTANCES, OILS, POLLUTANTS AND CONTAMINANTS" has the meaning set forth in Section 4(p)(v)(D) below.

       "INDEBTEDNESS" means with respect to the Company, (a) all indebtedness of the Company for borrowed money, including, without limitation, any and all amounts outstanding under the Revolving Credit Facility, but excluding the Dealer Network Financing Facility Programs and the Capital Leases (b) all obligations of the Company evidenced by notes, bonds, debentures or other similar instruments, and (c) all obligations, contingent or otherwise, of the Company in respect of acceptances, letters of credit or similar extensions of credit.

       "INDEMNIFICATION ACKNOWLEDGMENT" has the meaning set forth in Section 9(d)(i)(B) below.

       "INDEMNITEE" has the meaning set forth in Section 9(d)(i) below.

       "INDEMNITOR" has the meaning set forth in Section 9(d)(i) below.

       "INTELLECTUAL PROPERTY" has the meaning set forth in Section 4(l)(i)(F) below.

       "INTELLECTUAL PROPERTY ASSIGNMENTS" mean the forms of assignment attached as EXHIBIT D hereto.

       "INVENTORY" has the meaning set forth in Section 2(a)(ii) below.

       "KNOWLEDGE" means actual knowledge, without independent investigation.

       "LEASED REAL PROPERTY" means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property which is used in the Company's business.

       "LEASES" means all leases, subleases, licenses, concessions and other agreements (written or oral), including all amendments, extensions, renewals, guaranties and other agreements with respect thereto, pursuant to which the Company holds any real or personal property.

       "LETTER OF CREDIT" shall mean a letter of credit delivered by the Buyer to an independent third party for the account of the Company at Closing to secure the payment of any downward Purchase Price adjustment under Section 2(d) below. The face amount of the Letter of Credit shall be equal to $1,500,000, as may be adjusted pursuant to Section 2(e)(ii).


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         "LOSSES" means losses, deficiencies, liabilities, damages, assessments, judgments, costs and expenses, including attorneys' and expert's fees.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, operations, assets, properties, liabilities, or condition (financial or otherwise) of the Business or (ii) the ability of Parent and/or the Company to consummate the transactions contemplated hereby.

         "MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in Section 4(f) below.

         "MOST RECENT FISCAL QUARTER END" has the meaning set forth in Section 4(f) below.

         "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Section 3(37).

         "NET PURCHASED ASSETS" means the positive difference between the assets and liabilities of the Company of the type set forth on Schedule II hereto calculated in accordance with GAAP.

         "NOTICE OF CLAIM" has the meaning set forth in Section 9(d)(i)(A) below.

         "OWNED REAL PROPERTY" means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Company on the date hereof and used in the Business, including those set forth on in Section 4(k)(i) of the Disclosure Schedule.

         "PARENT" has the meaning set forth in the preface above.

         "PARENT INDEMNITEES" has the meaning set forth in Section 9(c) below.

         "PARENT LOSSES" has the meaning set forth in Section 9(c) below.

         "PARTY" has the meaning set forth in the preface above.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "PERMITS" has the meaning set forth in Section 2(a)(v) below.

         "PERMITTED ENCUMBRANCES" means with respect to each parcel of Owned Real Property: (a) real estate taxes, assessments and other governmental levies, fees or charges imposed with respect to such Owned Real Property which are not due and payable as of the Closing Date or which are being contested in good faith by appropriate proceedings which suspend the collection thereof and for which appropriate reserves have been established in accordance with GAAP; (b) mechanics liens and similar liens for labor, materials or supplies provided with respect to such Owned Real Property incurred in the ordinary course of business for amounts which are not delinquent and which could not reasonably be expected to have a Material Adverse Effect or which are being contested in good faith by appropriate proceedings or with respect to which arrangements for payment or release have been made and for which appropriate reserves have been established in accordance with GAAP; (c) zoning, building codes and other land use laws regulating the use or occupancy of such Owned Real Property or the activities conducted thereon which are imposed by any governmental authority having jurisdiction over such Owned Real


                                       5
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Property; (d) easements, covenants, conditions, restrictions and other similar matters affecting title to such Owned Real Property of record and other title defects, all of which do not or would not materially impair the use or occupancy of such Owned Real Property in the operation of the Business; (e) Encumbrances disclosed in title reports obtained by, the Buyer and affecting the Owned Real Property; and (f) any Encumbrance existing as of the date hereof that is satisfied, discharged, terminated or released by the relevant secured party on or prior to the Closing Date.

         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "PERSONAL PROPERTY" has the meaning set forth in Section 4(u)(i) below.

         "PROPERTIES" has the meaning set forth in Section 4(p)(i) below.

         "PURCHASE PRICE" has the meaning set forth in Section 2(d) below.

         "REAL PROPERTY LEASES" means any Leases pursuant to which the Company holds any Leased Real Property.

         "RECEIVABLES" means all accounts and notes receivable of the Company, and proceeds thereof.

         "RELEASE" has the meaning set forth in Section 4(p)(v)(E) below.

         "REVOLVING CREDIT FACILITY" means that certain Loan and Security Agreement dated November 11, 1998 by and among the Company, as borrower, the lenders party thereto, and Fleet Capital Corporation, as agent thereunder, as amended.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "SUBSIDIARY" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and any obligation to indemnify, assume or succeed to the liability of any other Person in respect of the foregoing.

         "TAX LIABILITY" means any liability (whether known or unknown, absolute or contingent, liquidated or unliquidated, and whether due or to become due) with respect to Taxes.


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         "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "TRANSITION SERVICES AGREEMENT" means the Transition Services Agreement substantially in the form of EXHIBIT E hereto.

         "UNION" means Local Union 3944 of the United Steel Worker's of America A.F.L.-C.I.O.

         "UNION CONTRACT" means the Collective Bargaining Agreement between the Company and the Union for the period July 15, 2001 through July 14, 2004, including all supplements, memoranda, amendments and letters of understanding.

         "WARN" means the "Worker Adjustment and Retraining Notification Act," 29 U.S.C. Section 2102 et seq.

       2.     PURCHASE AND SALE.

         (a) BASIC TRANSACTION. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Company, and the Company agrees to sell to the Buyer, good and marketable title to (insurable, at the Buyer's option and expense, in the case of the Owned Real Property) all assets (except the Excluded Assets) of the Company of every kind and type, tangible or intangible, real and personal, as of the Closing Date free and clear of all Encumbrances, which assets shall include, without limitation, the following (collectively, the "ASSETS"):

              (i) all tangible personal property, equipment, machinery, data processing hardware and software, furniture, furnishings, appliances, vehicles, leasehold improvements, telephone, facsimile and internet service numbers and web addresses, and other tangible personal property of every description and kind and all replacement parts therefore (collectively, the "EQUIPMENT AND FURNISHINGS") including, without limitation, the items set forth in Section 4(u)(i) of the Disclosure Schedule;

              (ii) all inventory of goods and supplies (collectively, the "INVENTORY");

              (iii) all Receivables;

              (iv) all prepaid expenses and deposits;

              (v) to the full extent transferable by law, all local, state and federal licenses, permits, registrations, certificates, contracts, consents, accreditations, approvals and other authorizations (collectively, the "PERMITS"), together with assignments thereof, if required, and all waivers which the Company currently has, if any, of any requirements pertaining to such licenses, permits, registrations, certificates, consents, accreditations, approvals and franchises;

              (vi) all goodwill, customer files, customer contracts, advertising listings and contracts, and, to the extent assignable by the Company, all warranties (express or implied) and rights and claims;


                                       7
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              (vii) all rights under all insurance policies of the Company
(other than self insurance policies), including the insurance policies in the name of the Company (but not the insurance policies in the name of Parent) listed in Section 4(r) of the Disclosure Schedule, for any acts, omissions or occurrences on or prior to the Closing Date;

              (viii) all Contracts, other than the Excluded Contracts;

              (ix) all studies, including marketing research studies; and

              (x) all Intellectual Property (including goodwill associated therewith).

         (b) ASSUMED LIABILITIES. Subject to the terms and conditions set forth in this Agreement, at the Closing the Buyer shall assume, and agree to pay, perform, fulfill and discharge only the following obligations of the Company and, in the case of the clause (iv) only, Parent, related to or arising out of the Business or the Assets (collectively, the "ASSUMED LIABILITIES"):

              (i) all accrued and unpaid trade accounts payable as set forth on the Closing Date Balance Sheet (which shall be deemed to include all outstanding but uncashed checks written on the bank accounts of the Company as of Closing; PROVIDED that the aggregate amount of checks outstanding at Closing is consistent with the past practices of the Company);

              (ii) except to the extent limited by Section 2(b)(iv) below, all warranty obligations and liabilities for products manufactured prior to Closing;

              (iii) all obligations and liabilities for rebates and co-op advertising expenses set forth on the Closing Date Balance Sheet;

              (iv) all third party claims for product liability for (A) products manufactured by the Company and (B) products of the type manufactured by the Company that were manufactured by the Parent, in each case manufactured on or prior to the Closing Date; PROVIDED that the Buyer does not assume any liability or obligation (contingent or otherwise) with respect to the facts and circumstances described in Section 2(b)(iv) of the Disclosure Schedule or with respect to any third party claims for product liability that (x) the Company had Knowledge of prior to Closing, (y) are not set forth on the Disclosure Schedule as of Closing, and (z) involve damages of more than $100,000 per claim;

              (v) all obligations for post-retirement benefits as described on EXHIBIT F hereto;

              (vi) all allowances for sales promotion expenses set forth on the Closing Date Balance Sheet;

              (vii) all allowances for freight expenses set forth on the Closing Date Balance Sheet;


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              (viii) subject to Section 2(g), all real estate taxes relating to the Company's Owned Real Property in McDonough, Georgia described on Section 4(k)(i) of the Disclosure Schedule;

              (ix) any liabilities or obligations for any Taxes of the Buyer from and after the Closing Date;

              (x) any liability to reimburse the Company for severance pay pursuant to Section 6(f) below;

              (xi) any liabilities or obligations relating to any employee to whom the Buyer does not make an offer of employment pursuant to Section 6(f) below to the extent arising from any claim of discrimination, wrongful discharge, unfair labor practices or constructive termination attributable to any actions or inactions by the Buyer in connection with its decision not to hire such employee (PROVIDED that the Buyer shall assume no liability or obligation for actions or inactions of Parent or the Company occurring prior to the Closing Date);

              (xii) all obligations and liabilities under all Leases, including all Real Property Leases and all Capital Leases, and under all Contracts other than Excluded Contracts; and

              (xiii) all liabilities and obligations under the Dealer Network Financing Programs;

              (xiv) any liability under WARN for salary and benefits for actions taken by the Buyer on or after the Closing Date, including, without limitation, any actions, such as plant closings or additional employee terminations, that subsequently make the transaction subject to WARN;

              (xv) any liability under WARN for (A) salary and benefits for any employee to whom Buyer makes an offer of employment pursuant to Section 6(f) below, and (B) up to 30 days' salary (but not benefits) for any employee to whom Buyer does not make an offer of employment pursuant to Section 6(f) below, in each case, in the event that either the Company or the Buyer is deemed to have liability under WARN as a result of the transactions contemplated by this Agreement; PROVIDED that, except for the transactions contemplated by this Agreement, within the period 90 days prior to the Closing Date, the Company has not temporarily or permanently closed or shut down any single site of employment or any facility or any operating unit, department or service within a single site of employment, as such terms are used in WARN or terminated and/or laid off more than 125 employees in the aggregate; and

              (xvi) any liability for any purchase order entered into in the ordinary course of business consistent with past practice, including, but not limited to the purchase orders listed on Section 4(m)(iii) of the Disclosure Schedule, which includes those purchase orders in excess of $100,000 for inventory items and those purchase orders in excess of $50,000 for all other items.

              (xvii) any liability of the Company, for premiums or otherwise, arising after the Closing Date under any of the insurance policies of the Company assumed by the Buyer pursuant to Section 2(a)(vii) above.

     (c) EXCLUDED LIABILITIES. Notwithstanding anything in this Agreement to the contrary, the Buyer shall not assume, and shall not be deemed to have assumed, any liability or obligation of the Company, related to or arising out of the following unassumed liabilities and obligations (collectively, the "EXCLUDED LIABILITIES"):

              (i) any amount owing by the Company under any Indebtedness (including prepayment fees and other associated expenses);

              (ii) except as otherwise provided in Section 2(b)(viii) above, any liabilities or obligations of the Company for any Taxes;

              (iii) any liabilities or obligations under any Employee Benefit Plan, including any pension plan, compensation plan or group health insurance plan, other than post-retirement benefits as provided in Section 2(b)(v) above;

              (iv) any liabilities or obligations under any Excluded Contract;

              (v) except as otherwise provided in this Agreement, all liabilities or obligations of the Company for expenses (including fees and disbursements of counsel, independent public accountants and investment bankers for the Company) incurred by the Company in connection with the purchase transaction described in this Agreement;

              (vi) any liabilities or obligations relating to any real property other than the Owned Real Property and the Leased Real Property;

              (vii) any liabilities or obligations arising under any Environmental Laws with respect to any condition in existence at Closing;

              (viii) any intercompany obligations of the Company to Parent or any Affiliates of the Company or Parent;

              (ix) any third party claim for product liability arising out of the facts and circumstances described in Section 2(b)(iv) of the Disclosure Schedule or any other third party claims for product liability for products manufactured by the Company (or products of the type manufactured by the Company that were manufactured by the Parent) on or prior to the Closing Date that (x) the Company had Knowledge of prior to Closing, (y) are not set forth on the Disclosure Schedule as of Closing, and (z) involve damages of more than $100,000 per claim;

              (x) any change of control payment owing to any employee of the Company as a result of the transactions contemplated hereby under any Change of Control Agreement; and

              (xi) any and all other liabilities or obligations of the Company or Parent of whatever nature, whether known or unknown, absolute or contingent which is not expressly an Assumed Liability.

       (d) PURCHASE PRICE. The purchase price payable to the Company by the Buyer for the Assets and in consideration for the agreements contained herein will be $73,300,000 (the "PURCHASE PRICE"), subject to adjustment as provided in this Agreement.

       (e) CERTAIN ADJUSTMENTS. The Purchase Price shall be adjusted as follows:

              (i) At Closing, the Purchase Price shall be increased or decreased, as the case may be, on a dollar for dollar basis by the amount by which the Net Purchased Assets as set forth on the Estimated Closing Date Balance Sheet, is greater or less than $76,150,000 (the "ADJUSTED PURCHASE PRICE"). The Adjusted Purchase Price, less the face amount of the Letter of Credit, shall be paid to the Company at Closing in cash by wire transfer.

              (ii) As soon as practicable (but in any event at least 5 days prior to Closing), Parent and the Company shall prepare and deliver to the Buyer a calculation of the Net Purchased Assets of the Company as of September 30, 2002 (the "ESTIMATED CLOSING DATE BALANCE SHEET"). The Estimated Closing Date Balance Sheet shall be prepared in accordance with GAAP and with principles applied on a basis consistent with the accounting principles (including recommended updates from KPMG LLP of such accounting principles) used in preparing the Net Purchased Assets as of December 31, 2001 attached as SCHEDULE III hereto (the "BID BALANCE SHEET") and the audited December 31, 2001 financial statements. The Estimated Closing Balance Sheet shall be audited by KPMG LLP and reviewed by Deloitte & Touche LLP. A representative of the Buyer and Parent shall be present at the taking of the physical inventory conducted in connection with the preparation of the Estimated Closing Balance Sheet. An example of the calculation of the Adjusted Purchase Price based on the Company's August 2002 financial statements is included in SCHEDULE II to this Agreement. In the event that the Buyer disputes the Estimated Balance Sheet, and the Company and the Buyer are unable to agree upon the Estimated Closing Balance Sheet prior to the Closing Date, any difference that would result in a downward purchase price adjustment shall be subtracted from the Adjusted Purchase Price payable at Closing and added to the face amount of the Letter of Credit and shall be resolved as provided in Section 2(e)(iii) below; PROVIDED that, in no event, shall the face amount of the Letter of Credit be increased pursuant to this
Section 2(e)(ii) by an amount in excess of $1,000,000.

              (iii) As soon as practicable (but in no event sooner than 70 days or later than 85 days) following the Closing Date, Parent and the Company shall prepare and deliver to the Buyer a calculation of the Net Purchased Assets of the Company as of the Closing Date (the "CLOSING DATE BALANCE SHEET"). The Buyer agrees to provide Parent and the Company with all necessary access to the books, records and former employees of the Company and an office at the main administrative offices of the Company in McDonough, Georgia, for the purpose of, and to cooperate with and provide reasonable assistance to Parent and the Company in connection with, preparing the Closing Date Balance Sheet. The Closing Date Balance Sheet shall be prepared in accordance with GAAP and with principles applied on a basis consistent with the accounting principles (including recommended updates from KPMG LLP of such accounting principles) used in preparing the Net Purchased Assets for the Bid Balance Sheet and the

Estimated Closing Balance Sheet and shall be based on a "roll forward" of the Estimated Closing Balance. The Buyer shall have a period of 15 days following the delivery of the Closing Date Balance Sheet to object to the Closing Date Balance Sheet, during which time the Buyer shall have the right to review the work papers of Parent and the Company and talk to any employees involved in the preparation of the Closing Date Balance Sheet. If no objection is made within such 15-day period, the Closing Date Balance Sheet shall be final and binding on all parties. If an objection is made that cannot be resolved by the parties within ten business days, Price Waterhouse Coopers shall be retained to review the Closing Date Balance Sheet and any dispute regarding the Estimated Balance Sheet. Price Waterhouse Coopers shall be authorized to select the position of either the Company or the Buyer (but no other position) which, in the view of Price Waterhouse Coopers, is most closely based on GAAP and has been prepared consistent with principles (including recommended updates from KPMG LLP of such accounting principles) applied on a basis consistent with the accounting principles used in calculating the Net Purchased Assets for the Bid Balance Sheet. In addition, in the event that Price Waterhouse Coopers determines that the Bid Balance Sheet was not prepared in accordance with GAAP, any purchase price adjustment that would have resulted if such financial statements had been prepared in accordance with GAAP shall be added to any purchase price adjustment otherwise determined under this Section 2(e). The decision of Price Waterhouse Coopers shall be final and binding upon the parties. In acting under this Agreement, Price Waterhouse Coopers shall be entitled to the privileges and immunities of arbitrators. The fees and expenses of Price Waterhouse Coopers shall be borne equally by the Company and Parent, on the one hand, and the Buyer on the other hand. To the extent any adjustment is made to the Estimated Balance Sheet or Closing Balance Sheet as a result of updating of accounting principles, the Bid Balance Sheet shall be adjusted to conform to such principles so that the same principles are utilized for the Bid Balance Sheet, Estimated Balance Sheet and Closing Balance Sheet. Notwithstanding anything contained in this Agreement to the contrary, for purposes of the Estimated Balance Sheet and the Closing Date Balance Sheet, the reserve for retiree medical expense shall be $3,345,331. In addition, for purposes of the Bid Balance Sheet, the Estimated Balance Sheet and the Closing Date Balance Sheet, the reserve for product liability shall be at least equal to $5,100,000 (less, in the case of the Closing Date Balance Sheet, the actual amount of settlements paid by the Company between the date hereof and the Closing Date for any product liability case previously reserved to the extent of such reserve for such case), notwithstanding the fact that the Company's product liability reserve is maintained on the books and records of Parent. To the extent that any prepaid asset of the Company relating to services provided by Parent or any receivable owing to the Company for Parent is terminated or forgiven as of the Closing, such asset or receivable shall be recorded on the Closing Date Balance Sheet as $0.00.

              (iv) If the Net Purchased Assets of the Company reflected on the Closing Date Balance Sheet is less than (or greater than) the Net Purchased Assets as shown on the Estimated Closing Date Balance Sheet, the Purchase Price shall be reduced (or increased) by the amount of such difference. To the extent any amount is owing to the Company and such amount is equal to or less than the face amount of the Letter of Credit, such amount shall be paid through a draw on the Letter of Credit in the applicable amount. To the extent that the Letter of Credit is insufficient to pay the amount owing to the Company, the Buyer shall pay the requisite amount in cash by wire transfer within two business days after completion of the process defined in Section 2(e)(iii) above. To the extent that less than the entire face amount of the Letter of Credit is drawn to pay any adjustment under this Section 2(e)(iv), such undrawn amount shall be cancelled and the Purchase Price shall be deemed to have been decreased by such undrawn, amount. To the extent that the amount owing to the Buyer by the Company is greater than the face amount of the Letter of Credit, the Letter of Credit shall be cancelled, and Parent and the Company shall remain jointly and severally liable to the Buyer for the amount of such adjustment. If an amount is due the Buyer, it shall be paid by a wire transfer within two business days after completion of the process defined in Section 2(e)(iii) above.

              (v) During the period beginning with the date of this Agreement through and including the Closing Date, the Company shall not sell any receivables to or through the Dealer Network Financing Facility Programs, except in the ordinary course of business consistent with past practice.

              (vi) At the Closing, the Company or Parent shall pay the Company's and Parent's attorneys' fees; and all other costs and expenses incurred by the Company and Parent in closing and consummating the purchase and sale of the Assets pursuant to this Agreement. At Closing, the Buyer shall pay all transfer taxes, documentary stamps and similar charges incident to the sale or conveyance of the Owned Real Property; all sales taxes related to the sale of all other Assets; and the cost of recording the Deeds. At the Closing, the Buyer shall also pay the title insurance premiums, survey cost and expenses, costs of environmental or engineering surveys; environmental insurance, the Buyer's attorneys' fees, and all other costs and expenses incurred by the Buyer in closing and consummating the purchase and sale of the Assets pursuant to this Agreement. Subject to Section 2(g), to the extent that it is not reasonably practicable to cause bills relating to utility charges or real property or other ad valorem taxes or business occupancy taxes associated with the Assets to be rendered by the appropriate utilities or governmental authorities as of the Closing Date, such utility charges and taxes shall be apportioned as of the Closing Date and reflected on the Closing Date Balance Sheet.

       (f) ALLOCATION OF PURCHASE PRICE. The Company and the Buyer shall use their best efforts to agree on an allocation of the Purchase Price among the Assets promptly after Closing. Such allocation will be based on the example of the allocation of the Purchase Price among the Assets based upon the Company's August 2002 financial statements that is included in SCHEDULE II to this Agreement. Such allocation will comply with the requirements of Section 1060 of the Code. Unless otherwise required by a final determination within the meaning of Section 1313 of the Code (or a counterpart provision of foreign, state or local law), the Company and the Buyer agree to report the transactions hereunder in accordance with such allocation, as so adjusted, for all federal, state, local and other tax purposes (but such allocation shall not constrain reporting for other purposes) and to execute and file a Form or Forms 8594 prepared by the Company and reflecting such allocation, as so adjusted. The Company and Buyer represent, warrant and agree that such allocation will be determined through arm's length negotiations and, in no event, will the aggregate allocation to intangible assets exceed $500,000. Each of the Company and the Buyer agrees that, to the extent permitted by applicable law, it will adopt and utilize the amounts allocated to each asset or class of assets for purposes of all Tax Returns filed by it and that it will not voluntarily take any position inconsistent therewith upon examination of any such Tax Returns, in any litigation or otherwise with respect to such Tax Returns. Notwithstanding any other provisions of this Agreement, the foregoing agreement shall survive the Closing Date without limitation.

       (g) REAL ESTATE TAXES. The Purchase Price shall be reduced for the pro rata portion of any unpaid real estate Taxes (whether or not payable at such time) for any period on or prior to the Closing Date.

       (h) THE CLOSING. Subject to the terms hereof, the closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Brown Raysman Millstein Felder & Steiner LLP in New York, New York or the offices of counsel for Fleet National Bank, commencing at 10:00 a.m. local time on November 15, 2002 but in no event earlier than the date that is three business days after the satisfaction or waiver of the conditions set forth in Section 8 or such other date and place as the Buyer and the Company may mutually determine (the "CLOSING DATE").

       (i) DELIVERIES AT THE CLOSING. At the Closing, (i) the Company and Parent will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 8(b) below, (ii) the Buyer will deliver to the Company the various certificates, instruments, and documents referred to in Section 8(a) below, and (iii) the Buyer will deliver to the Company the Adjusted Purchase Price and the Letter of Credit, as specified in Sections 2(d) and (e) above.

       3. REPRESENTATIONS AND WARRANTIES OF PARENT. Parent represents and warrants to the Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3 with respect to itself), except as set forth in the Disclosure Schedule.

       (a) ORGANIZATION OF PARENT. Parent is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

       (b) AUTHORIZATION OF TRANSACTION. Parent has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Parent, enforceable in accordance with its terms and conditions, except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity. Except for the notices and consents described in Section 6(b) below, Parent need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Person (including the shareholders of Parent) or any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

       (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Parent is subject, or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Parent is a party or by which it is bound or to which any of its assets is subject.

       (d) BROKERS' FEES. Except as set forth in Section 3(d) of the Disclosure Schedule, Parent has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

       4. REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY. The Company represents and warrants to the Buyer, and, only to the extent expressly set forth below, Parent and the Company severally represent to the Buyer, that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the Disclosure Schedule.

       (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia. The Company is duly authorized to conduct business and is in good standing under the laws of each State where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect. The Company has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Section 4(a) of the Disclosure Schedule lists the directors and officers of the Company and each State in which the Company is duly authorized to conduct business. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions, except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity.

       (b) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the charter or bylaws of the Company or (ii) except as set forth in Section 4(b) of the Disclosure Schedule, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any Contract to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Encumbrances upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice or obtain consent, or the Encumbrance could not reasonably be expected to have a Material Adverse Effect; provided that in no event shall the failure of Parent or the Company to have obtained any consent from any third party under any Contract or Permit constitute a breach of any of the representations, warranties, covenants or agreements made by Parent or the Company in this Agreement. To the Knowledge of the Company and except for the notices and consents described in Section 6(b) below, the Company is not required to give notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval could not reasonably be expected to have a Material Adverse Effect.

       (c) BROKER'S FEES. The Company does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

       (d) TITLE TO ASSETS. Except as otherwise set forth in Section 4(d) of the Disclosure Schedule, the Company has good and marketable title to, or a valid leasehold interest in, the Assets used by the Company in the operation of the Business.

       (e) SUBSIDIARIES. The Company does not have any Subsidiaries and is not a general partner in any partnership or a co-venturer in any joint venture or other business enterprise.

       (f) FINANCIAL STATEMENTS. Parent and the Company severally represent and warrant as follows: attached hereto as EXHIBIT G are the following financial statements (collectively the "FINANCIAL STATEMENTS"): (i) audited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1999, December 31, 2000 and December 31, 2001 for the Company; (ii) unaudited balance sheets and statements of income and cash flow (the "MOST RECENT FINANCIAL Statements") as of and for the fiscal quarter ended June 30, 2002 (the "MOST RECENT FISCAL QUARTER END") for the Company, and (iii) unaudited balance sheets and statements of income and cash flow for the month ended August 31, 2002. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) throughout the periods covered thereby and present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods; PROVIDED that the Most Recent Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items. Except as set forth on the Most Recent Financial Statements or set forth in Section 4(f) of the Disclosure Schedule, the Company does not have any liabilities or obligations of the type required to be disclosed in accordance with GAAP.

       (g) NO MATERIAL CHANGE. Except as set forth in Section 4(g) of the Disclosure Schedule, since the Most Recent Fiscal Quarter End, there has been no material adverse change in the financial condition, assets, liabilities, results of operations, or business of the Company.

       (h) ABSENCE OF CHANGE OR EVENT. Except as set forth in Section 4(h) of the Disclosure Schedule, since the Most Recent Fiscal Quarter End to and including the date hereof, the Company has conducted its business only in the ordinary course and has not:

              (i) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, in excess of $100,000 in the aggregate, except liabilities or obligations incurred in the ordinary course of business and consistent with prior practice;

              (ii) except in the ordinary course of business consistent with past practice, entered into any new Contract obligating the Company to purchase goods or services for a period of 90 days or more;

              (iii) permitted any Encumbrance to be placed on any Asset;

              (iv) sold, transferred, licensed, leased to others or otherwise disposed of any of the Assets including the payment of any loans owed to any affiliate, except for inventory sold to customers or returned to vendors and payments to any non-Affiliates on account of accounts payable or scheduled payments in respect of indebtedness for money borrowed disclosed in the Most Recent Financial Statements, in each case in the ordinary course of business and consistent with prior practice, or canceled, waived, released or otherwise compromised any debt or claim, or any right of significant value;

              (v) suffered any damage, destruction or loss (whether or not covered by insurance) having an individual value in excess of $50,000;

              (vi) made or committed to make any capital expenditures or capital additions or betterments in excess of an aggregate of $100,000;

              (vii) encountered any labor union organizing activity or had any actual or threatened employee strikes, work stoppages, slow-downs or lock-outs;

              (viii) instituted any litigation, action or proceeding before any court, governmental body or arbitration tribunal relating to it or its property, except for litigation, actions or proceedings instituted in the ordinary course of business and consistent with prior practice;

              (ix) declared or paid any dividend or made any other payment or distribution in respect of its capital stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its capital stock, or issued or sold, or agreed to issue or sale, any equity securities of the Company or securities convertible into or exchangeable for equity securities of the Company, or any other rights to acquire equity securities of the Company;

              (x) established or adopted any new employee benefit plan or granted any increase in the compensation payable or benefits to any officer, director, employee (or a class thereof) or agent, or instituted any bonus, pension, profit sharing, change in control, deferred compensation, savings, insurance, retirement or other employee benefit plan;

              (xi) increased promotional or advertising expenditures except in the ordinary course of business consistent with prior practice or otherwise changed its policies or practices with respect thereto; (xii) made or changed any election concerning Taxes or Tax Returns, changed any annual accounting period, adopted or changed any Tax or accounting method or practice, filed any amended return, entered into any closing agreement with respect to Taxes, settled any Tax claim or assessment, surrendered any right to claim a refund of Taxes or obtained or entered into any Tax ruling, agreement, contract, understanding, arrangement or plan;

              (xiii) written off as uncollectible, or established any extraordinary reserve with respect to, any Receivables;

              (xiv) amended or terminated any of the Contracts;

              (xv) knowingly operated the business of the Company in material violation of any Environmental Law;

              (xvi) merged, consolidated or combined with any other entity, or agreed to do so;

              (xvii) incurred any Indebtedness except in the ordinary course of business consistent with prior practice;

              (xviii) entered into any agreement, arrangement, transaction or understanding with Parent or any Affiliate of Parent except in the ordinary course of business consistent with prior practice; and

              (xix) made any commitment with respect to any of the foregoing.

       (i) LEGAL COMPLIANCE. The Company has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), except where the failure to comply could not reasonably be expected to have a Material Adverse Effect. The Company has all Permits necessary for the Company to occupy, operate and conduct the Business, except where the failure to have any such Permit could not reasonably be expected to have a Material Adverse Effect.

       (j) TAX MATTERS. Parent and the Company severally represent and warrant that, except as set forth in Section 4(j) of the Disclosure Schedule:

              (i) The Company has filed, or will prepare and timely file, all Tax Returns that it was required to file for all periods prior to and including the Closing Date, and such Tax Returns were correct and complete in all material respects.. The Company has paid or adequately reserved for all Taxes owed by the Company (whether or not shown on any Tax Return). The Company has withheld or collected all Taxes which the Company was required to withhold or collect and has paid all such monies over to the appropriate government authority or has properly recorded such unpaid amounts as a liability on the Company's books. The reserves for Taxes reflected in the Most Recent Financial Statements are adequate to cover all Tax Liabilities accrued as of the date hereof.

              (ii) Section 4(j) of the Disclosure Schedule sets forth all Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 2001, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to the Buyer correct and complete copies of all federal Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since December 31, 2001. There is no pending Tax examination or audit of, nor any action, suit, investigation or claim asserted or, to the Knowledge of the Company or Parent, threatened in writing against the Company by any federal, state or local authority.

              (iii) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

              (iv) The Company is not a party to any Tax allocation or sharing agreement.

              (v) No Tax liens or other Encumbrances have attached to any of the Company's assets because of a deficiency or delinquency in payment of Taxes by the Company.

       (k) REAL PROPERTY.

              (i) Section 4(k) of the Disclosure Schedule sets forth the address and description of each parcel of Owned Real Property. With respect to each parcel of Owned Real Property:

                     (A) except as set forth in Section 4(k) of the Disclosure Schedule, the Company has good and marketable fee simple title, free and clear of all Encumbrances, except Permitted Encumbrances;

                     (B) except as set forth in Section 4(k) of the Disclosure Schedule, the Company has not leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof;

                     (C) there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein;

                     (D) the Company has good and valid rights of ingress and egress to and from all of the Owned Real Property from and to the public street systems for all usual street, road and utility purposes;

                     (E) to the Knowledge of the Company, the Owned Real Property is currently zoned in the zoning category which permits operation of such properties as now used, operated and maintained for the operation of the Business; and the consummation of the transactions contemplated herein will not result in a violation of any applicable zoning ordinance or the termination of any applicable zoning variance now existing; the Company has not received any notice of any appropriation, condemnation or like proceeding, or of any violation of any applicable zoning law, regulation or other law, order, regulation, requirement or Permit relating to or affecting the Owned Real Property or any part thereof, and, to the Knowledge of the Company, no such proceeding has been threatened or commenced; and

                     (F) except as set forth in Section 4(k) of the Disclosure Schedule, all of the buildings, structures, improvements and fixtures in or on the Owned Real Property are in a good state of repair, maintenance and operating condition and, except as so disclosed and except for normal wear and tear, to the Knowledge of the Company, there are no defects with respect thereto which would impair the day-to-day use of any such buildings, structures, improvements or fixtures.

              (ii) Section 4(k) of the Disclosure Schedule sets forth the address of each parcel of Leased Real Property, and a true and complete list of all Leases for each such parcel of Leased Real Property. With respect to each parcel of Leased Real Property:

                     (A) the Company is in peaceful and undisturbed possession of the space and/or estate comprising each parcel of Leased Real Property and there are no defaults by the Company or, to the Knowledge of the Company, any other party under any Lease. No event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition.

                     (B) each Lease relating to the Leased Real Property is valid and binding in all material respects upon the Company (except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity) and is in full force and effect, and all rent and other sums and charges payable by the Company, as tenant thereunder, are current;

                     (C) the Company has a good and valid leasehold interest in each Leased Real Property, free and clear of all Encumbrances other than Permitted Encumbrances;

                     (D) the Company has delivered to the Buyer a true and complete copy of each Lease;

                     (E) the Company has good and valid rights of ingress and egress to and from all of the Leased Real Property from and to the public street systems for all usual street, road and utility purposes;

                     (F) to the Knowledge of the Company, the Leased Real Property is currently zoned in the zoning category which permits operation of such properties as now used, operated and maintained for the operation of the Business; the consummation of the transactions contemplated herein will not result in a violation of any applicable zoning ordinance or the termination of any applicable zoning variance now existing; and, except as disclosed on Section 4(k) of the Disclosure Schedule, the Company has not received any notice of any appropriation, condemnation or like proceeding, or of any violation of any applicable zoning law, regulation or other law, order, regulation or requirement relating to or affecting the Leased Real Property or any part thereof, and, to the Knowledge of the Company, no such proceeding has been threatened or commenced; and

                     (G) except as set forth in Section 4(k) of the Disclosure Schedule, all of the buildings, structures, improvements and fixtures in or on the Leased Real Property are in a good state of repair, maintenance and operating condition and, except as so disclosed and except for normal wear and tear, there are no defects with respect thereto which would impair the day-to-day use of any such buildings, structures, improvements or fixtures.

       (l) INTELLECTUAL PROPERTY.

              (i) Section 4(l) of the Disclosure Schedule sets forth:

                     (A) all patents held by the Company or used by the Company in the conduct of the Business, and all reissues, divisions, continuations, continuations in part, extensions and renewals thereof and all patent applications by the Company, including for each such patent the serial or patent number, country, filing and expiration date and title;

                     (B) all trademarks, service marks, trademark registrations, service mark registrations, applications for trademark registrations, applications for service mark registrations, trade names, brand names, product names and common law marks, and the renewals thereof, of, or used by the Company in the conduct of, the Business, including for each such trademark or service mark the registration number, country, registration, renewal and expiration dates, mark and class;

                     (C) all copyrights, and the renewals thereof, of, or used by the Company in the conduct of, the Business and applications by the Company for copyrights, and the renewals thereof, including the registration number, country and filing and expiration date of each such copyright;

                     (D) all trade names and common law marks of, or used by the Company in the conduct of, the Business, including a statement of and evidence supporting the date of first use and length of use of such names and marks and the jurisdictions of such use;

                     (E) all trademark licenses, service mark licenses, copyright licenses, royalty agreements, patent licenses, assignments, grants and contracts with employees or others relating in whole or in part to disclosure, assignment, registering or patenting of any trademarks, service marks, copyrights, inventions, discoveries, improvements, processes, formulae, trade secrets or other know-how of, or used by the Company in the conduct of, the Business; and

                     (F) to the extent that any of the following have been reduced to writing, all other trade secrets, formulae, proprietary processes and inventions for which no patent applications are pending and all other industrial property rights presently owned, in whole or in part, or used by, the Company (collectively, "INTELLECTUAL PROPERTY").

              (ii) Section 4(l) of the Disclosure Schedule also sets forth:

                     (A) any written communications from the Company to third parties, or from third parties to the Company alleging infringement by third parties, of any of the Intellectual Property or alleging related acts of unfair competition or activities or actions of any anti-competitive nature together with all responses to such communications and a description of the status of each such alleged infringement;

                     (B) a complete list of any product sold by any Person other than the Company, which in the opinion of the Company infringes upon any Intellectual Property listed in Section 4(l) of the Disclosure Schedule; and

                     (C) a list of countries as to which the Company believes the Company may have unregistered trademarks.

              (iii) Except as disclosed in Section 4(l) of the Disclosure
Schedule:

                     (A) the Company owns the Intellectual Property (including without limitation exclusive rights to use and license the same) free and clear of any Encumbrances;

                     (B) the Company has not granted and is not obligated to grant any other party rights (including without limitation licenses) with respect to the Intellectual Property;

                     (C) the patents, trademarks, service marks and copyrights included in the Intellectual Property are valid;

                     (D) the trademark registrations, service mark registrations, copyright registrations and patents included in the Intellectual Property, except as set forth in Section 4(l) of the Disclosure Schedule, have been duly issued and have not been canceled, abandoned or otherwise terminated;

                     (E) except as set forth in Section 4(l) of the Disclosure Schedule and to the Knowledge of the Company, the trademark applications, service mark applications, copyright applications and patent applications included in the Intellectual Property have been duly filed;

                     (F) all licenses, assignments, grants, agreements and contracts included in the Intellectual Property were entered into in the ordinary course of business, are valid and binding in accordance with their terms (except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity) and are in full force and effect;

                     (G) the Company is not in default under any of the foregoing licenses, assignments, grants, agreements and contracts, and, to the Knowledge of the Company, no other party is in default thereunder;

                     (H) to the Knowledge of the Company, the Company is not obligated to disclose any of the Intellectual Property to any other party;

                     (I) the Intellectual Property is valid and there are and have been no proceedings, actions or claims and no proceedings, actions or claims are pending or, to the Knowledge of the Company, threatened impugning the title, validity or enforceability of any of the Intellectual Property;

                     (J) to the Knowledge of the Company, none of the processes currently used by the Company or any of the properties or products currently sold by the Company or any Intellectual Property held by or used by the Company infringes the patent, industrial property, trademark, trade name, label, other mark, right or copyright or any other similar right of any other Person or entity;

                     (K) the Company has not received any notice of adverse claim or threat of adverse claim by any third party with respect thereto and, to the Knowledge of the Company, no basis exists for any such claim, and, to the Knowledge of the Company, no act has been done or has been omitted to be done by the Company to entitle any person to make such claim or to cancel, forfeit or modify any Intellectual Property;

                     (L) the Company does not require a license or right under or in respect of any intellectual property of any other Person to conduct the Business as presently conducted and no substantial part of such Business is carried on under the agreement or consent of any other Person nor is there any agreement to which the Company is a party which significantly restricts the fields in which such business may be carried on;

                     (M) to the Knowledge of the Company, no disclosure has been made to any Person of the know-how or financial or trade secrets of the Company, except properly and in the ordinary course of business and on condition that such disclosure is to be treated as being of a confidential nature; and

                     (N) to the Knowledge of the Company, none of the Intellectual Property is being infringed by any other party.

       (m) CONTRACTS.

              (i) Section 4(m)(i) of the Disclosure Schedule lists all Contracts to which the Company is a party or to which its assets are subject (excluding customary inventory purchase orders in the ordinary course of business) that:

                     (A) involve aggregate consideration in excess of $100,000;

                     (B) will require the Company to purchase or provide goods or services for a period of more than 90 days after the Closing Date;

                     (C) evidence or provide for any indebtedness for borrowed money for which the Company or the Buyer will be liable following the Closing or any Encumbrance on any of the Assets;

                     (D) guarantees the performance, liabilities or obligations of any other entity, which restrict in any material respect the ability of the Company to conduct any business activities, which involve any related party, including any Affiliate of the Company or Parent;

                     (E) provides for non-competition agreements;

                     (F) relates to the hiring or leasing of employees, which are not in the ordinary course of business; or

                     (G) are subject to termination or modification by any third party as a result of the transactions contemplated by this Agreement.

              (ii) Section 4(m)(ii) of the Disclosure Schedule lists all leases of the Company that are treated as capital leases on the books and records of the Company as of September 30, 2002.

              (iii) Section 4(m)(iii) of the Disclosure Schedule lists, as of October 4, 2002, all inventory purchase orders for goods or products in excess of $100,000 and all other purchase orders for other goods or products in excess of $50,000.

              (iv) The Company has made available to the Buyer a correct and complete copy of each Contract. The Company is not in material breach of any Contract, nor, to the Company's Knowledge, is any third party in material breach of any Contract.

       (n) LITIGATION. The Company and Parent severally represent and warrant that: except as set forth in Section 4(n) of the Disclosure Schedule, neither the Company nor Parent has received written notice of any violation of law, rule, regulation, ordinance or order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality. Except as set forth in Section 4(n) of the Disclosure Schedule and to the Knowledge of Parent, neither the Company nor any of its Assets is (i) subject to any outstanding injunction, judgment, arbitration, order, decree, ruling, or charge or (ii) a party to or subject to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign government, and, to the Knowledge of the Company, no such action, suit, proceeding, hearing or investigation is threatened.

       (o) EMPLOYEE MATTERS.

              (i) Section 4(o) of the Disclosure Schedule sets forth: (A) a complete list of all of the employees of the Business, together with their rates of pay and a categorization of each such person as a full-time or part-time employee of the Company, and (B) a list of each person who has an employment agreement or Change of Control Agreement with the Company. For purposes of this
Section 4(o), "PART-TIME EMPLOYEE" means an employee who is employed for an average of fewer than 20 hours per week or who has been employed for fewer than six of the 12 months preceding the date on which notice is required pursuant to WARN.

              (ii) Section 4(o) of the Disclosure Schedule lists each Employee Benefit Plan that the Company maintains or to which the Company contributes.

                     (A) to the Knowledge of the Company, each such Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and complies in form and in operation in all respects with the applicable requirements of ERISA and the Code, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

                     (B) all contributions (including all employer contributions and employee salary reduction contributions) which are due have been made to each such Employee Benefit Plan which is an Employee Pension Benefit Plan. All premiums or other payments which are due have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                     (C) each such Employee Benefit Plan which is intended to meet the requirements of a "qualified plan" under Code Section 401(a) has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Code Section 401(a) and the Company has no Knowledge of any circumstances which could reasonably be expected to result in the revocation of any such determination letter.

                     (D) except as disclosed in Section 4(o) of the Disclosure Schedule, as of the last day of the most recent prior plan year, the market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) and which is subject to the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code, equaled or exceeded the present value of liabilities thereunder (determined in accordance with then current funding assumptions).

                     (E) to the Knowledge of the Company, no action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending, except where the action, suit, proceeding, hearing, or investigation could not reasonably be expected to have a Material Adverse Effect.

              (iii) Except as set forth in Section 4(o) of the Disclosure Schedule, each of the following is true:

                     (A) the Company is in compliance with all applicable laws and collective bargaining agreements respecting employment and employment practices, terms and conditions of employment and wages and hours and occupational safety and health, and is not engaged in any unfair labor practice within the meaning of Section 8 of the National Labor Relations Act in all cases, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect and, there is no action, suit or legal, administrative, arbitration, grievance or other proceeding pending or, to the Knowledge of the Company, threatened in writing, or any investigation pending or threatened against the Company relating to any thereof, and to the Knowledge of the Company, no basis exists for any such action, suit or legal, administrative, arbitration, grievance or other proceeding or governmental investigation;

                     (B) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the Knowledge of the Company, threatened against the Company;

                     (C) other than pursuant to the Union Contract, none of the employees of the Company (in his or her capacity as an employee of the Company) is represented by, any labor union and, to the Knowledge of the Company, there are no attempts of whatever kind and nature being made to organize any of such employees;

                     (D) without limiting the generality of paragraph (C) above, to the Knowledge of the Company, no certification or decertification is pending or was filed within the past twelve (12) months respecting the employees of the Company, and no certification or decertification petition is being or was circulated among the employees of the Company within the past twelve (12) months;

                     (E) no agreement (including any collective bargaining agreement), arbitration or court decision, decree or order or governmental order which is binding on the Company in any way limits or restricts the Company from relocating or closing any of its operations;

                     (F) the Company has not experienced any organized work stoppage in the last five (5) years; and

                     (G) there are no charges, administrative proceedings or formal complaints of discrimination (including without limitation discrimination based upon sex, age, marital status, race, national origin, sexual preference, handicap or veteran status) pending or, to the Knowledge of the Company, threatened, or any investigation pending or, to the Knowledge of the Company, threatened before the Equal Employment Opportunity Commission or any federal, state or local agency or court. There have been no audits of the equal employment opportunity practices of the Company, and no basis for any such claim exists.

              (iv) Except for the transactions contemplated by this Agreement, within the period 90 days prior to the Closing Date, the Company has not temporarily or permanently closed or shut down any single site of employment or any facility or any operating unit, department or service within a single site of employment, as such terms are used in WARN. During such period, the Company has not terminated or laid off more than 125 employees in the aggregate.

              (v) Section 4(o)(iii)(v) of the Disclosure Schedule sets forth the severance amount that would be owing to each employee of the Company under the severance pay policy attached hereto as EXHIBIT K if (i) such employee's employment with the Company was terminated on October 31, 2002 and (ii) such employee was not offered continuous employment with the Buyer.

       (p) ENVIRONMENTAL MATTERS.

              (i) Except as disclosed in Section 4(p) of the Disclosure Schedule, there have been no Releases of Hazardous Substances, Oils, Pollutants or Contaminants from each location currently owned, operated or leased by the Company (the "PROPERTIES") during the past five (5) years which have required reporting to federal, state or local government agencies under applicable law.

              (ii) Except as disclosed in Section 4(p) of the Disclosure Schedule, there have been no prosecutions or claims for contravention of any Environmental Law asserted against the Company during the past five (5) years.

              (iii) Except as disclosed in Section 4(p) of the Disclosure Schedule, there have been no claims made against the Company for Cleanup or for Environmental Liabilities and Costs resulting from the Release of Hazardous Substances, Oils, Pollutants or Contaminants from the Properties during the past five (5) years.

              (iv) Except as disclosed in Section 4(p) of the Disclosure Schedule, and to the Knowledge of the Company, there are no conditions that are likely to result in the Company incurring Environmental Liabilities or Costs or Cleanup as a result of the Release of Hazardous Substances, Oils, Pollutants or Contaminants on the Properties; provided, however, to the extent that AIG Insurance issues an endorsement under the insurance policy contemplated by Section 8(a)(vi) limiting the persons included within the meaning of "known by a Responsible Insured" for purposes of Exclusion 1.I ("Prior Knowledge/Non-Disclosure"), the representation contained in this Section 4(p)(iv) shall be limited to the Knowledge of such persons set forth in such endorsement.

              (v) The following terms shall be defined below:

                     (A) "CLEANUP" means all actions required to: (A) cleanup, remove, treat or remediate Hazardous Substances, Oils, Pollutants or Contaminants, or any other substance regulated by any Environmental Law in the natural environment; or (B) perform post-remedial monitoring and care.

                     (B) "ENVIRONMENTAL LAWS" means all materially applicable foreign, federal, and state laws, regulations, statutes, codes, rules relating to pollution or protection of the environment, or to health and safety, including without limitation laws relating to occupational safety, asbestos, lead-based paint, petroleum products, Releases or threatened Releases of Hazardous Substances, Oils, Pollutants or Contaminants into the environment (including without limitation ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport, clean up, or handling of Hazardous Substances, Oils, Pollutants or Contaminants, and all laws and regulations with regard to record keeping, monitoring, sampling, notification, training, disclosure and reporting requirements respecting Hazardous Substances, Oils, Pollutants or Contaminants.

                     (C) "ENVIRONMENTAL LIABILITIES AND COSTS" means all liabilities, obligations, responsibilities, obligations to conduct Cleanup, or to pay for losses, damages, punitive damages, treble damages, and costs (including without limitation all costs of investigations and feasibility studies and responding to government requests for information or documents), resulting from any claim or demand, by any Person, based on Environmental Laws, as a result of past or present operation of any properties owned, leased or operated by the Company, including without limitation any of the foregoing incurred in connection with the conduct of any Cleanup.

                     (D) "HAZARDOUS SUBSTANCES, OILS, POLLUTANTS OR CONTAMINANTS" means all chemical substances, petroleum products, pollutants or contaminants defined as such in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. 300.5, or defined as such by, or regulated as such under, any Environmental Law.

                     (E) "RELEASE" means, when used as a noun and except as permitted or otherwise allowed in material compliance with Environmental Laws, any material release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the natural environment (including without limitation ambient air, surface water, groundwater, and surface or subsurface strata), including the movement of Hazardous Substances, Oils, Pollutants or Contaminants through or in the air, soil, surface water, groundwater or property; and, when used as a verb, the occurrence of any Release.

       (q) CERTAIN BUSINESS RELATIONSHIPS WITH THE COMPANY. Parent and the Company severally represent and warrant that, except as set forth on Section 4(q) of the Disclosure Schedule, none of Parent or any of its Affiliates has been involved in any material business arrangement or relationship with the Company within the past 12 months and none of Parent or any of its Affiliates owns any material asset, tangible or intangible, which is used in the business of the Company.

       (r) INSURANCE. Parent and the Company severally represent and warrant as follows: Section 4(r) of the Disclosure Schedule sets forth: (i) the policies of insurance presently in force covering the business of the Company and, without restricting the generality of the foregoing, those covering public and product liability, personnel, properties, buildings, machinery, equipment, furniture, fixtures and operations, specifying with respect to each such policy the name of the insurer, type of coverage, term of policy, limits of liability and annual premium; (ii) the Company's premiums and losses in excess of $500,000.00 by year and by type of coverage for the past five (5) years based on information received from the Company's insurance carrier(s); (iii) all outstanding insurance claims in excess of $500,000.00 in the aggregate by the Company for damage to or loss of property or income which have been referred to insurers or which the Company believes to be covered by commercial insurance; (iv) general comprehensive liability policies (including any self-insurance policies provided by the Company or Parent) carried by the Company for the past five (5) years, including excess liability policies; and (v) any agreements, arrangements or commitments by or relating to the business of the Company under which the Company is required to carry insurance for the benefit of any other Person. The Company has heretofore delivered to the Buyer complete and correct copies of the policies and agreements set forth in Section 4(r) of the Disclosure Schedule. Neither Parent nor the Company has received any notice that any insurance company does not intend to renew any insurance policy with the Company.

       (s) RECEIVABLES. The Receivables appearing on the balance sheet included in the Most Recent Financial Statements and all Receivables created since that date through the Closing Date represent and will represent valid obligations owing to the Company and, except as set forth in Section 4(s) of the Disclosure Schedule, are fully collectible by the Company, subject to the reserve for doubtful accounts appearing on such balance sheet, and arose from transactions in the ordinary course of business. All orders that have been shipped as of the date hereof have been, to the Knowledge of the Company, accepted by the recipient, and such orders are not subject to valid return (except for products returned in the ordinary course consistent with the Company's past practice).

       (t) INVENTORY. Except as set forth in Section 4(t) of the Disclosure Schedule, the inventories of raw materials, in-process and finished products of the Company are in good condition, conform in all respects with the applicable specifications and warranties of the Company, are not obsolete, are useable or saleable in the ordinary course of business and, if saleable, are saleable at values not less than the book value amounts thereof and all in-process and finished products in such inventories have been produced in compliance with the applicable quality control procedures of the Company. The value of all items of obsolete materials and of materials of below standard quality has been written down to net realizable value or adequate reserves have been provided therefore. The values at which such inventories are carried are in accordance with GAAP consistently applied. The amount and mix of items in the inventories of supplies, in-process and finished products is, and will be at the Closing Date, consistent with the Company's past business practices. All Inventory has been manufactured in accordance with applicable law in effect at the time of such manufacture, except where the failure to comply with such applicable law could not reasonably be expected to result in a Material Adverse Effect.

       (u) PERSONAL PROPERTY.

              (i) Section 4(u) of the Disclosure Schedule sets forth (A) the tangible physical assets of the Company that do not constitute land (including without limitation machinery, equipment, tools, dies, furniture, furnishings, leasehold improvements, vehicles, buildings and fixtures) and that have a value in excess of $10,000 per item or per category of items and the location of such items, (B) individual refundable deposits, prepaid expenses, deferred charges and "other assets" in excess of $10,000 or $100,000 in the aggregate, (C) all loans or advances made by the Company to any Person in excess of $10,000 and (D) all personal property leased by the Company that has a value in excess of $10,000 (the "PERSONAL PROPERTY").

              (ii) Except as set forth in Section 4(u) of the Disclosure Schedule, the Company has good and valid title to all of the Personal Property, free and clear of all Encumbrances. Except as set forth in Section 4(u) of the Disclosure Schedule, the Company owns, and has valid leasehold interests in or valid contractual rights to use, all of the assets, tangible and intangible, used by, or necessary (both individually and in the aggregate) for the conduct the businesses of, the Company.

              (iii) The Equipment and Furnishings are in good working order, normal wear and tear excepted, are being used or are useful in the Business at its present level of activity and are (both individually and in the aggregate) in an operating condition sufficient to conduct the Business as now being conducted.

              (iv) All motor vehicles used in the Business, whether owned or leased, are set forth on Section 4(u) of the Disclosure Schedule. Such vehicles are in good working order taking into account their usage in the ordinary course of business, normal wear and tear excepted.

              (v) DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES. Except as expressly set forth in Section 3 and this Section 4, neither Parent nor the Company makes any representation or warranty, express or implied, at law or in equity, in respect of the Company or any of its assets, liabilities or operations, including, without limitation, with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed. Buyer hereby acknowledges and agrees that, except to the extent specifically set forth in Section 3 and this Section 4, the Buyer is purchasing the Assets on an "as-is, where-is" basis.

       5. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to Parent and the Company that the statements contained in this Section 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 5).

       (a) ORGANIZATION OF THE BUYER. The Buyer is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

       (b) AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions, except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement other than the applicable filings under the Hart-Scott-Rodino Act.

       (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

       (d) AVAILABILITY OF FINANCING. The Buyer has a commitment for the financing of the transactions contemplated hereby, a copy of which is attached hereto as EXHIBIT H, and such commitment would, if funded, provide funds which would, together with other funds available to the Buyer, be sufficient to pay the Adjusted Purchase Price at the Closing.

       (e) BROKERS' FEES. Except for Kohlberg & Company, LLC, the Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

       6. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

       (a) GENERAL. Each of the Parties will use its commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 8 below). In furtherance of the foregoing, the Company shall deliver to Chicago Title Company an owner's affidavit in the form of EXHIBIT I hereto and other such documents as may reasonably be requested by the title company.

       (b) NOTICES AND CONSENTS. Parent will cause the Company to give any notices to third parties, and will cause the Company to use its commercially reasonable efforts to obtain any third party consents that the Buyer reasonably may request in connection with the transactions contemplated by this Agreement. Each of the Parties will (and Parent will cause the Company to) give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any required authorizations, consents, and approvals of governments and governmental agencies in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Parties will (i) take all action necessary, on or prior to the date five business days after the date hereof to make the filings required of the Buyer and the Company (or the "ultimate parent entity" of such party) under the Hart-Scott-Rodino Act to consummate the transactions contemplated by this Agreement, (ii) use their commercially reasonable efforts to obtain early termination of the waiting period thereunder and (iii) promptly comply at the earliest practical date with any request for additional information received by the Buyer, Parent or the Company from the United States Federal Trade Commission (the "FTC") or the Antitrust Division of the United States Department of Justice (the "DOJ") pursuant to the Hart-Scott-Rodino Act. In addition, each of the Buyer, Parent and the Company shall (and the "ultimate parent entity" of such party, if applicable, shall) make reasonable efforts to satisfy any antitrust concern raised by the FTC, DOJ or any state attorney general (collectively, the "ANTITRUST AUTHORITIES") and cooperate with the other party in resolving those issues, including but not limited to, providing supplemental information to the Antitrust Authorities with respect to antitrust issues raised by the Antitrust Authorities and making any voluntary presentation to the Antitrust Authorities in order to resolve any antitrust issue raised by such authorities. Without limiting the foregoing, each of the Buyer, Parent and the Company will cooperate with the other party in connection with any filings required under the Hart-Scott-Rodino Act and overcoming any objections, including (x) furnishing to the other party, upon request, such information as shall reasonably be required in connection with the preparation of the party's filings under the Hart-Scott-Rodino Act, (y) with respect to the transactions contemplated by this Agreement, coordinating responses and establishing reasonable schedules and deadlines in connection with resolving any investigation, other inquiry, or legal proceedings commenced by the Antitrust Authorities and (z) providing the other parties with any communication received by any governmental entity with respect to the foregoing. The Buyer shall pay all filing fees payable in connection with the pre-merger notification filing under the Hart-Scott-Rodino Act.

       (c) OPERATION OF BUSINESS. Except as expressly contemplated by this Agreement or otherwise consented to by the Buyer in writing, the Company shall, at its cost and expense:

              (i) conduct the Business only in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and maintain working capital at current levels subject to normal fluctuation consistent with past experience:

              (ii) maintain in all material respects all of the structures, equipment, vehicles and other tangible personal property of the Business in its present condition, except for ordinary wear and tear and damage by unavoidable casualty;

              (iii) preserve and maintain the Intellectual Property;

              (iv) keep in full force and effect insurance comparable in amount and scope of coverage to that now carried with respect to the Business;

              (v) perform in all material respects all obligations under all Contracts so as to prevent any default thereunder;

              (vi) maintain the books of account and records of the Business in the usual, regular and ordinary manner;

              (vii) comply in all material respects with all Permits, statutes, laws, ordinances, rules and regulations applicable to the conduct of the Business so as to prevent any material violation thereof;

              (viii) except as set forth in Section 6(c)(viii) of the Disclosure Schedule, not enter into any employment agreement or commitment to employees of the Business or effect any increase in the compensation or benefits payable or to become payable to any officer, director or employee of the Business other than increases in non-officer employee compensation effected in the ordinary course of business;

              (ix) not create any consensual Encumbrance on the Assets;

              (x) not enter into or modify any agreement for indebtedness or any Contract obligating the Company to purchase goods or services for a period of 90 days or more, or sell, lease, license or otherwise dispose of any Asset (other than dispositions of obsolete Assets and inventory in the ordinary course of business) or acquire any substantial assets other than replacement assets, inventory and supplies to be used in the Business and vehicles upon repayment of the applicable capital lease or enter into any capital leases;

              (xi) not take any action with respect to, or make any material change in its accounting or Tax policies or procedures, except as may be required by changes in GAAP upon the advice of its independent accountants;

              (xii) not make or revoke any Tax election or settle or compromise any Tax liability, or amend any Tax Return;

              (xiii) not sell any Receivables under the Dealer Network Financing Facility Programs during the period from the date of this Agreement through the Closing Date, except in the ordinary course of business consistent with past practice;

              (xiv) not make any distribution to Parent;

              (xv) not change or modify any existing, or adopt any new, sale programs, incentive programs, rebate programs or retail financing programs; or

              (xvi) not authorize or enter into any commitment with respect to any of the matters described in (viii), (ix), (x), (xi), (xii), (xiii), (xiv), or (xv) above.

       (d) FULL ACCESS. The Company will permit, and Parent will cause the Company to permit, representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, to all premises, properties, personnel, books, records (including tax records and evidence of checks written, outstanding and held), contracts, and documents of or pertaining to the Company; provided, however, that, to the extent that the Buyer conducts any environmental review of the Company's Owned Real Property or Leased Real Property, such review shall be conducted strictly in accordance with a mutually acceptable site access agreement and shall be conducted only after the prior review and approval of the Company and Parent. Any and all Confidential Information that the Buyer receives from Parent or the Company shall be subject in all respects to strict compliance with the terms and conditions of the Confidentiality Agreement dated as of January 17, 2002 by and between Parent and the Buyer (the "CONFIDENTIALITY AGREEMENT"). In the course of the reviews contemplated by this Section 6(d), the Buyer will not use any of the Confidential Information except as expressly permitted by the Confidentiality Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to Parent or the Company, as the case may be, all tangible embodiments (and all copies) of the Confidential Information which are in its possession.

       (e) NOTICE OF DEVELOPMENTS. Without limiting the Buyer's rights under
Section 10(a) below, Parent will give prompt written notice to the Buyer of any development causing a breach of any of the representations and warranties in Sections 3 and 4 above.

       (f) EMPLOYEES.

              (i) On the date hereof or as soon as reasonably practicable thereafter, the Company shall provide notice under WARN to each of the employees of the Company other than those that are terminated immediately following the execution of this Agreement, in the form attached hereto as EXHIBIT J, with respect to a potential "plant closing" or "mass layoff" (as defined under WARN). Included with such notices to employees as to whom the Buyer has stated its intention to make an offer of continued employment shall be information about Buyer and employment application forms to enable the employees to apply for positions with Buyer to commence upon the termination of their employment with the Company.

              (ii) The Buyer agrees to make offers of employment, with employment to commence the next business day following the Closing, to all of the Company's represented employees employed in the Business on the Closing Date and not less than 193 of the remaining or non-represented employees employed on the Closing Date. Except as set forth in Section 6(f)(ii) of the Disclosure Schedule, each such offer of employment will be at the same base salary (or hourly compensation) level and, except as set forth on Section 6(f)(ii) of the Disclosure Schedule, for a position having the same title, duties and responsibilities, in each case as in effect, with respect to such employee, immediately prior to the Closing Date. Each such employee who accepts such offer of employment is referred to hereinafter as a "TRANSFERRED EMPLOYEE," and all such employees collectively as the "TRANSFERRED EMPLOYEES." The Buyer and the Company agree to utilize the "STANDARD PROCEDURE" provided for in Section 4 of Revenue Procedure 96-60, 1996-2 Cumulative Bulletin 399, with respect to filing and furnishing Internal Revenue Service forms W-2, W-3 and 941 with respect to those employees who are hired by the Buyer as of the Closing. The Buyer agrees to provide to the Company access to those employment records of the Company's former employees which are then in the Buyer's possession or under the Buyer's control for the purposes of preparing, filing and furnishing such forms. The Company and Parent agree not to terminate or lay off more than 125 employees from the date hereof through the Closing Date (other than the termination of Transferred Employees on the Closing Date who are simultaneously offered employment with the Buyer).

              (iii) Not later than the Closing Date, the Buyer shall establish initial terms and conditions of employment and shall offer employment to all Company employees represented by the Union. As soon as practicable at or following Closing, the Buyer shall recognize the Union based on majority status and shall enter into a collective bargaining agreement with the Union.

              (iv) Following Closing, (A) the Buyer shall waive any waiting periods, exclusions, or pre-existing condition limitations that may otherwise be applicable to Transferred Employees, and their spouses and eligible dependents, under any benefit plans of the Buyer, and (B) the Buyer shall provide health insurance to the Transferred Employees which is substantially equivalent to the health insurance provided by the Company prior to Closing; PROVIDED that, although the Buyer has agreed to assume all obligations for post-retirement benefits as described on EXHIBIT F hereto, the Buyer may, at its option (without any liability on the part of the Company), alter the retiree medical insurance or retiree life insurance that is currently offered by the Company and may provide such benefits to the extent and under the conditions determined by the Buyer in its sole discretion. Following Closing, each employee benefit plan or arrangement and employee compensation policy or practice sponsored by the Buyer or its Affiliates shall credit, for all purposes (except for benefit accruals under any defined benefit pension plans), all service of the Transferred Employees, and other employees and officers of the Company, with the Company to the same extent such service was taken into consideration under comparable employee benefit plans of the Company.

              (v) With respect to any otherwise eligible employee of the Company on the Closing Date to whom Buyer does not make an offer of employment pursuant to Section 6(f)(ii) above and who is not covered by a Change of Control Agreement, (i) the Company shall pay such employee severance in accordance with the severance pay plan attached as EXHIBIT K hereto up to a maximum amount of $1.2 million, and (ii) the Buyer shall reimburse the Company for any severance owing to such employees in excess of $1.2 million in the aggregate. The Company and Parent acknowledge and agree that all severance obligations owing to any employee not offered employment with the Buyer pursuant to Section 6(f)(ii), or to any employee who rejects employment with the Buyer after receiving an offer from the Buyer that is made on the terms and conditions set forth in Section 6(f)(ii), shall be the obligation of the Company.

              (vi) Under the terms of the Company's severance pay plan attached as EXHIBIT K, severance is paid in installments in accordance with the Company's standard payroll practices. Subject to Parent's and the Company's compliance with the Transition Services Agreement, the Buyer agrees that it will administer the payment of severance pay to the employees eligible for such severance, including withdrawing applicable payroll taxes and transmitting them to the Internal Revenue Service.

       (g) NO SOLICITATION.

              (i) Unless this Agreement shall have been terminated pursuant to
Section 9 below, Parent shall not, directly or indirectly through any officer, director, employee, agent, affiliate or otherwise, enter into any agreement, agreement in principle or other commitment (whether or not legally binding) relating to a Competing Transaction or solicit, initiate or encourage the submission of any proposal or offer from any person or entity (including any of Parent's officers, partners, employees and agents) relating to any Competing Transaction, nor participate in any discussions or negotiations regarding, or furnish to any other person or entity any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person or entity to effect a Competing Transaction. Parent shall immediately cease any and all contacts, discussions and negotiations with third parties regarding any Competing Transaction.

              (ii) Unless this Agreement shall have been terminated pursuant to
Section 9 below, the Company shall not, directly or indirectly through any officer, director, employee, agent, affiliate or otherwise, enter into any agreement, agreement in principle or other commitment (whether or not legally binding) relating to a Competing Transaction or solicit, initiate or encourage the submission of any proposal or offer from any person or entity (including any of the Company's officers, partners, employees and agents) relating to any Competing Transaction, nor participate in any discussions or negotiations regarding, or furnish to any other person or entity any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person or entity to effect a Competing Transaction. The Company shall immediately cease any and all contacts, discussions and negotiations with third parties regarding any Competing Transaction.

       (h) INSURANCE. On or prior to the date hereof, Parent and the Buyer shall each deposit with AIG Insurance or another insurance carrier as specified in
Section 8(a)(viii) below one-half of the premium required to pay in full the insurance policy contemplated by Section 8(a)(viii) below.

       (i) BULK SALES REQUIREMENTS. The Company and the Buyer shall comply with all statutory requirements of applicable bulk sales laws. At least 15 days prior to Closing, the Company shall notify the Buyer of the names and business addresses of all creditors of the Company, with amounts known, and the names of all Persons who are known to the Company to assert claims against it even though such claims are disputed. Buyer shall notify the Company's creditors, to the extent addresses and contact information are provided by the Company, of its acquisition of the Company's assets at least ten (10) days prior to the Closing.

       7. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing.

       (a) GENERAL. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefore under Section 9 below).

       (b) LITIGATION SUPPORT; BUSINESS RECORDS.

              (i) In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (A) any transaction contemplated under this Agreement or (B) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other Parties shall cooperate with such Party and its counsel in the defense or contest, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 9 below).

              (ii) The Buyer acknowledges that business records of the Company relating to the operations of the Business prior to the Closing will be conveyed to the Buyer as part of the Assets and that Parent and the Company may from time to time require access to or copies of such records in connection with the preparation of the Closing Date Balance Sheet, tax matters, litigation claims and other matters arising with respect to the operations of the Company prior to the Closing or the winding up of the Company's affairs. The Buyer agrees that, upon reasonable prior notice from Parent and/or the Company, the Buyer will, during normal business hours, provide Parent and/or the Company with access to (including office space), and (at Parent's expense) copies of, such records for such purposes. The Company and Parent agree to hold any confidential information so provided in confidence and to use such information only for the purposes described above. The Buyer agrees that it will not within three (3) years after the Closing Date destroy any material business records prepared prior to the Closing without first notifying Parent and affording it the opportunity to remove or copy them.

       (c) TRANSITION. Parent and the Company will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of any of the Company from maintaining the same business relationships with the Buyer after the Closing as it maintained with the Company prior to the Closing.

       (d) COVENANT NOT TO COMPETE. For a period of three years from and after the Closing Date, neither Parent nor the Company will engage directly or indirectly in any business that competes with the Business in any geographic area in which the Company conducts that business as of the Closing Date; PROVIDED that no owner of less than 5% of the outstanding stock of any publicly-traded corporation shall be deemed to engage solely by reason thereof in any of its businesses. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 7(d) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. Parent and the Company acknowledge and agree that the covenant contained in this Section 7(d) is material to the transactions contemplated hereby and but for such covenant, the Buyer would not have entered into this Agreement. In the event of any breach of this Section 7(d), the length of this covenant shall automatically be extended by the length of such breach.

       (e) NAME CHANGE. Immediately following the Closing, the Company shall change its name to a name that does not include the word "Snapper" or anything similar, and shall make similar changes in each state in which it is qualified to do business.

       (f) TERMINATION OF SELF-INSURANCE OBLIGATIONS. Parent, the Company and the Buyer hereby acknowledge, consent and agree that, effective as of the Closing Date, Parent shall terminate any and all self-insurance programs and arrangements relating to product liability claims previously established between the Company and Parent and, effective as of the Closing Date; PROVIDED, however, that such termination shall not affect the liabilities assumed by the Buyer hereunder.

       (g) SUBCONTRACTING. Nothing in this Agreement will constitute a transfer, sale or assignment or an attempted transfer, sale or assignment of any Contract or Permit which is not capable of being transferred, sold or assigned without the consent, approval, novation or waiver of a third-party or any Contract or Permit the transfer, sale or assignment or attempted transfer, sale or assignment of which would constitute a breach of such Contract or Permit or a violation of any applicable law (collectively, the "NON-ASSIGNABLE CONTRACTS" and the "NON-ASSIGNABLE PERMITS," respectively). To the extent that any consent, approval, novation or waiver with respect to a Non-assignable Contract or Non-assignable Permit is not obtained on or prior to the Closing Date, Parent and the Company will, at the Buyer's reasonable request and direction, in any reasonable and lawful arrangement (including entering into a subcontract with Buyer), seek to provide the Buyer the benefits and risks of such Non-assignable Contract or Non-assignable Permit to the extent relating to the Business for the period commencing with the Closing Date and continuing until the earlier of (i) the expiration of the original term of the applicable Non-assignable Contract or Non-assignable Permit, (ii) Parent's receipt of written notice from the Buyer that the Buyer has obtained an adequate replacement for such Non-assignable Contract or Non-assignable Permit or (iii) the assignment to the Buyer of the applicable Non-assignable Contract or Non-assignable Permit. Each Non-assignable Contract or Non-assignable Permit shall be administered by the Buyer pursuant to the Transition Services Agreement.

       8.     CONDITIONS TO OBLIGATION TO CLOSE.

       (a) CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

              (i) the representations and warranties set forth in Sections 3 and 4 that are qualified with reference to materiality shall be true and correct and the representations and warranties that are not so qualified shall be true and correct in all material respects at and as of the Closing Date;

              (ii) Parent and the Company shall have performed and complied with all of their respective covenants hereunder in all material respects through the Closing;

              (iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement or seeking substantial damages therefrom, and there shall be no pending action which, in the reasonable judgment of Buyer, could reasonably be expected to result in any such judgment or damages;

              (iv) Parent and the Company shall have delivered to the Buyer a certificate signed by the Chief Financial Officer of Parent and the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer of the Company to the effect that each of the conditions specified above in Section 8(a)(i)-(iii), as applies separately with respect to each of Parent and the Company, is satisfied in all respects;

              (v) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

              (vi) the financing contemplated by the financing commitment referred to in Section 5(d) above (a copy of which is attached hereto as EXHIBIT
H) shall have been funded simultaneously with the Closing on the Closing Date;

              (vii) American International Specialty Line Insurance Company ("AIG Insurance") or another insurance with similar ratings shall have issued a coverage binder effective at or before Closing committing to issue an environmental insurance policy substantially in the form attached as EXHIBIT L hereto, with per claim and aggregate limits of liability not less than $10,000,000, naming the Buyer (or an affiliate) as insured and the Company and Parent as additional insureds; PROVIDED that the Buyer has used its best efforts to secure such coverage;

              (viii) the consents set forth on Section 8(a)(ix) of the Disclosure Schedule shall have been obtained;

              (ix) the Buyer shall have received an affidavit from the Company, sworn to under penalty of perjury, setting forth such party's name, address and federal tax identification number and stating that such Person, is not a "foreign person" within the meaning of Section 1445 of the Code in the form of EXHIBIT M hereto;

              (x) all amounts outstanding under the Revolving Credit Facility shall have been satisfied and all Encumbrances related thereto, together with the Encumbrances set forth on Section 8(a)(xi), shall have been released;

              (xi) the Buyer shall have received duly executed copies of (a) the Bill of Sale, (b) the Deeds, (c) the Intellectual Property Assignments and any similar assignments required in connection with the assignment of any non-United States Intellectual Property, and (d) resale certificates for the Inventory; and

              (xii) all actions to be taken by Parent and the Company in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this Section 8(a) if it executes a writing so stating at or prior to the Closing.

       (b) CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to consummate the transactions to be performed by the Company in connection with the Closing is subject to satisfaction of the following conditions:

              (i) the representations and warranties set forth in Section 5 that are qualified with reference materiality shall be true and correct and the representations and warranties that are not so qualified shall be true and correct in all material respects at and as of the Closing Date;

              (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

              (iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement or seeking substantial damages therefrom, and there shall be no pending action which, in the reasonable judgment of Buyer, could reasonably be expected to result in any such judgment or damages;

              (iv) the Buyer shall have delivered to the Company a certificate signed by its Chief Executive Officer or Chief Financial Officer to the effect that each of the conditions specified above in Section 8(b)(i)-(iii) is satisfied in all respects;

              (v) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

              (vi) AIG Insurance or another insurance with similar ratings shall have issued a coverage binder effective at or before Closing committing to issue an environmental insurance policy substantially in the form attached as EXHIBIT L hereto naming the Company and Parent as additional insureds;

              (vii) each of TransAmerica Commercial Finance Corporation and Textron Financial Corporation shall have consented to the assumption by the Buyer of the Dealer Network Financing Programs and Parent shall have been released from any and all guarantees pursuant to which Parent shall have guaranteed any such obligations of the Company;

              (viii) the Buyer shall have executed and delivered the Assumption Agreement and the Transition Services Agreement; and

              (ix) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Company.

The Company may waive any condition specified in this Section 8(b) if Parent and the Company execute a writing so stating at or prior to the Closing.

       9. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS;
INDEMNIFICATION.

       (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The covenants contained in this Agreement shall survive the Closing Date without limitation. The representations and warranties contained herein shall survive the Closing Date for a period of two (2) years; PROVIDED that the representations and warranties contained in Section 4(j) shall survive until the expiration of the applicable statute of limitations. Any matter as to which a claim has been asserted by notice to the other party received before such date that is pending or unresolved at the end of any applicable limitation period shall continue to be covered by Section 9 notwithstanding any applicable statute of limitations (which the parties hereby waive) until such matter is finally terminated or otherwise resolved by the parties or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

       (b) INDEMNIFICATION BY THE COMPANY AND PARENT. Parent and the Company hereby, jointly and severally, agree to defend, indemnify and hold harmless the Buyer, its successors and assigns and its officers, directors, shareholders, affiliates, employees and agents (collectively, the "BUYER INDEMNITEES") from and against any and all Losses (both those incurred in connection with the defense or prosecution of the indemnifiable claim and those incurred in connection with the enforcement of this provision) (collectively, "BUYER LOSSES") caused by, based upon, resulting from or arising out of:

              (i) any breach of a representation or warranty hereunder on the part of Parent or the Company (after giving effect to any materiality or Material Adverse Effect qualification contained therein; PROVIDED that, solely for purposes of this Section 9(b), the terms "material" and "Material Adverse Effect" shall be limited to any event, action or circumstance that results in a total liability to the Company in excess of $40,000);

              (ii) any failure by Parent or the Company to perform or otherwise fulfill any covenant, provision, undertaking or other agreement or obligation hereunder;

              (iii) any Excluded Liabilities; and

              (iv) any and all actions, suits, proceedings, claims, and demands incident to any of the foregoing or such indemnification.

       (c) INDEMNIFICATION BY THE BUYER. The Buyer hereby agrees to defend, indemnify and hold harmless Parent and the Company, each of their successors and assigns and each of their officers, directors, shareholders, affiliates, employees and agents (collectively, the "PARENT INDEMNITEES") from and against any and all Losses (both those incurred in connection with the defense or prosecution of the indemnifiable claim and those incurred in connection with the enforcement of this provision) (collectively, "PARENT LOSSES"), caused by, based upon, resulting from or arising out of:

              (i) any breach of a representation or warranty hereunder on the part of the Buyer;

              (ii) any failure by the Buyer to perform or otherwise fulfill any covenant, provision, undertaking or other agreement or obligation hereunder, including its obligation to make offers of employment to the employees of the Company in the manner contemplated by Section 6(f)(ii) of this Agreement;

              (iii) any Assumed Liabilities (it being understood and agreed that, for purposes of this Section 9, any Non-Assignable Contract or Non-Assignable Permit shall be deemed to be an Assumed Liability); and

              (iv) any and all actions, suits, proceedings, claims, and demands incident to any of the foregoing or such indemnification.

       (d) PROCEDURE FOR CLAIMS BY THIRD PARTIES.

              (i) The rights and obligations of a party claiming a right to indemnification hereunder (each, an "INDEMNITEE") from a party to this Agreement (each, an "INDEMNITOR") in any way relating to a third party claim shall be governed by the following provisions of this Section 9(d):

                     (A) The Indemnitee shall give prompt written notice to the Indemnitor of the commencement of any claim, action, suit or proceeding, or any threat thereof, or any state of facts which Indemnitee determines will give rise to a claim by the Indemnitee against the Indemnitor based on the indemnity agreements contained in this Agreement setting forth, in reasonable detail, the nature and basis of the claim and the amount thereof, to the extent known, and any other relevant information in the possession of the Indemnitee (a "NOTICE OF CLAIM"). The Notice of Claim shall be accompanied by any relevant documents in the possession of the Indemnitee relating to the claim (such as copies of any summons, complaint or pleading which may have been served or any written demand or document evidencing the same). No failure to give a Notice of Claim shall affect, limit or reduce the indemnification obligations of an Indemnitor hereunder, except to the extent such failure actually prejudices such Indemnitor's ability successfully to defend the claim, action, suit or proceeding giving rise to the indemnification claim.

                     (B) In the event that an Indemnitee furnishes an Indemnitor with a Notice of Claim, then upon the written acknowledgment by the Indemnitor given to the Indemnitee within 30 days of receipt of the Notice of Claim, stating that the Indemnitor is undertaking and will prosecute the defense of the claim under such indemnity agreements and confirming that as between the Indemnitor and the Indemnitee, the claim covered by the Notice of Claim is subject to this Section 9 (without admitting responsibility to indemnify therefore) and that the Indemnitor would be able to pay the full amount of potential liability in connection with any such claim (including, without limitation, any action, suit or proceeding and all proceedings on appeal or other review which counsel for the Indemnitee may reasonably consider appropriate) (an "INDEMNIFICATION ACKNOWLEDGMENT"), then the claim covered by the Notice of Claim may be defended by the Indemnitor, at the sole cost and expense of the Indemnitor; PROVIDED that the Indemnitee is authorized to file any motion, answer or other pleading that may be reasonably necessary or appropriate to protect its interests during such 30 day period. However, in the event the Indemnitor does not furnish an Indemnification Acknowledgment to the Indemnitee or does not offer reasonable assurances to the Indemnitee as to Indemnitor's financial capacity to satisfy any final judgment or settlement, the Indemnitee may, upon written notice to the Indemnitor, assume the defense (with legal counsel chosen by the Indemnitee) and dispose of the claim, at the sole cost and expense of the Indemnitor. Notwithstanding receipt of an Indemnification Acknowledgment, the Indemnitee shall have the right to employ its own counsel in respect of any such claim, action, suit or proceeding, but the fees and expenses of such counsel shall be at the Indemnitee's own cost and expense, unless (1) the employment of such counsel and the payment of such fees and expenses shall have been specifically authorized by the Indemnitor in connection with the defense of such claim, action, suit or proceeding or (2) the Indemnitee shall have reasonably concluded based upon a written opinion of counsel that there may be specific defenses available to the Indemnitee which are different from or in addition to those available to the Indemnitor in which case the fees and expenses of counsel incurred by the Indemnitee shall be borne by the Indemnitor.

                     (C) The Indemnitee or the Indemnitor, as the case may be, who is controlling the defense of the action, suit, proceeding or claim, shall keep the other fully informed of such claim, action, suit or proceeding at all stages thereof, whether or not such party is represented by counsel. The parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such claim, action, suit or proceeding. Subject to the Indemnitor furnishing the Indemnitee with an Indemnification Acknowledgment in accordance with Section 9(d)(i)(B), the Indemnitee shall cooperate with the Indemnitor and provide such assistance, at the sole cost and expense of the Indemnitor, as the Indemnitee may reasonably request in connection with the defense of any such claim, action, suit or proceeding, including, but not limited to, providing the Indemnitor with access to and use of all relevant corporate records and making available its officers and employees for depositions, pre-trial discovery and as witnesses at trial, if required. In requesting any such cooperation, the Indemnitor shall have due regard for, and attempt to not be disruptive of, the business and day-to-day operations of the Indemnitee and shall follow the requests of the Indemnitee regarding any documents or instruments which the Indemnitee believes should be given confidential treatment.

              (ii) The Indemnitor shall not make or enter into any settlement of any claim, action, suit or proceeding which Indemnitor has undertaken to defend, without the Indemnitee's prior written consent (which consent shall not be unreasonably withheld or delayed), unless there is no obligation, directly or indirectly, on the part of the Indemnitee to contribute to any portion of the payment for any of the Losses, the Indemnitee receives a general and unconditional release with respect to the claim (in form, substance and scope reasonably acceptable to the Indemnitee), there is no finding or admission of any violation of law by, or effect on any other claim that may be made against the Indemnitee.

              (iii) Any claim for indemnification that may be made under more than one subsection under Section 9(a) or Section 9(b) may be made under the subsection that the claiming party may elect in its sole discretion, notwithstanding that such claim may be made under more than one subsection.

       (e) PROCEDURE FOR CLAIMS BETWEEN THE PARTIES. Upon obtaining knowledge of a Loss that shall entitle an injured party to indemnification hereunder which does not arise from a third party claim, the injured party shall deliver a Notice of Claim to the indemnifying party. The Notice of Claim shall state in reasonable detail the nature and estimated amount of any such

Loss giving rise to the right of indemnification hereunder. The Indemnitor shall have 20 days after receipt of a Notice of Claim to respond to such Notice of Claim stating whether or not it disputes its liability or the amount thereof, and the basis for any objection. If the indemnifying party fails to respond to such Notice of Claim within such 20 day period, the indemnifying party shall be deemed to have acknowledged its responsibility for such Loss, and in such event, or if the indemnifying party does not dispute its liability, then the indemnifying party shall pay and discharge any such Loss which is not contested within 45 days after receipt of such Notice of Claim.

       (f) EXCLUSIVE REMEDY. The Buyer, Parent and the Company acknowledge and agree that the foregoing indemnification provisions in this Section 9 shall be the exclusive remedy of the Buyer, Parent and the Buyer with respect to the transactions contemplated by this Agreement, other than for fraud.

       (g) LIMITS ON INDEMNIFICATION.

              (i) Parent's and the Company's obligation to indemnify for Buyer Losses under Section 9(b)(i) of this Agreement (A) shall accrue only if the aggregate of all such Buyer Losses exceeds 1% of the Purchase Price (as adjusted pursuant to Section 2(e)) (the "SELLER BASKET") and then Parent shall be liable for all such Buyer Losses only to the extent that such Buyer Losses exceed such amount and (B) shall be limited in the aggregate to an amount equal to 5% of the Purchase Price (as adjusted pursuant to Section 2(e)) (the "Cap"). For illustration purposes only, based on Schedule II, if Schedule II was the Closing Date Balance Sheet, the Seller Basket would be $565,840 and the Cap would be $2,829,200. Any deductible paid by the Buyer in accordance with the terms and conditions of the environmental insurance policy contemplated under Section 8(a)(viii) above shall apply towards the Basket.

              (ii) The Buyer's obligation to indemnify for Parent Losses under
Section 9(c)(i) above shall accrue only if the aggregate of all such Parent Losses exceeds 1% of the Purchase Price (as adjusted pursuant to Section 2(e))(the "BUYER BASKET") and then the Buyer shall be liable for all such Parent Losses only to the extent that such Parent Losses exceed such amount; PROVIDED that the Buyer shall be obligated to pay any severance that becomes payable to any employee of the Company as a result of the Buyer's failure to comply with its obligations under Section 6(f)(ii) of this Agreement, and shall indemnify Parent and the Company for, and hold them harmless from and against, any such severance amount, in each case, without giving effect to the Buyer Basket.

              (iii) Prior to Parent or the Company being obligated to make any payment to the Buyer arising under any Environmental Law as a result of this Agreement or otherwise, the Buyer shall have pursued its rights under the environmental insurance policy contemplated under Section 8(a)(viii) and either
(x) the insurance company shall have denied coverage or (y) the policy limits shall have been exhausted.

       10.    TERMINATION.

       (a) TERMINATION OF AGREEMENT. The Parties may terminate this Agreement as provided below:

              (i) the Buyer and Parent and the Company may terminate this Agreement by mutual written consent at any time prior to the Closing;

              (ii) the Buyer may terminate this Agreement by giving written notice to Parent and the Company at any time prior to the Closing in the event
(A) Parent or the Company has within the then previous 10 business days given the Buyer any notice pursuant to Section 6(e) above and (B) the development that is the subject of the notice has had a Material Adverse Effect;

              (iii) the Buyer may terminate this Agreement by giving written notice to Parent and the Company at any time prior to the Closing (A) in the event Parent or the Company has breached any representation, warranty, or covenant contained in this Agreement that is qualified by materiality and any other representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified Parent and the Company of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before November 30, 2002, by reason of the failure of any condition precedent under
Section 8(a) above (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

              (iv) Parent may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any representation, warranty, or covenant contained in this Agreement in any material respect, Parent has notified the Buyer of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach, or (B) if the Closing shall not have occurred on or before November 30, 2002, by reason of the failure of any condition precedent under
Section 8(b) above (unless the failure results primarily from Parent or the Company breaching any representation, warranty, or covenant contained in this Agreement).

       (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 10(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided that the confidentiality provisions contained in Section 6(d) above shall survive termination.

       11.    MISCELLANEOUS.

       (a) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of each of the other Parties; PROVIDED that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use reasonable efforts to advise the other Parties prior to making the disclosure but such other Party's written approval will not be necessary).

       (b) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

       (c) ENTIRE AGREEMENT. This Agreement (including the Exhibits referred to herein and the side letters entered into among the Parties on the date hereof) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

       (d) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Company; PROVIDED that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates or to any lender providing financing for the transactions contemplated hereby as security (including any refinancings thereof), and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

       (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

       (f) HEADINGS. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

       (g) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (i) hand delivered, (ii) sent by a nationally recognized overnight courier for next business day deliver, or (iii) sent by confirmed facsimile transmission as follows:

If to Parent at anytime or the Company after Closing:

         Metromedia International Group, Inc.
         505 Park Avenue, 21st Floor
         New York, New York 10022
         Attention: Matthew Mosner, Esq.
         Telephone: (212) 527-3800
         Facsimile: (212) 527-3995

With a copy to:

         Brown Raysman Millstein Felder & Steiner LLP
         900 Third Avenue
         New York, New York 10022

         Attention: Lori Hoberman, Esq.
         Telephone: (212) 895-2000
         Facsimile: (212) 895-2900

If to the Company prior to the Closing:

         Snapper, Inc.
         535 Macon Street
         McDonough, Georgia 30253
         Attention: Robin G. Chamberlain
         Telephone: (770) 954-2614
         Facsimile: (770) 914-4271

If to the Buyer:

         Simplicity Manufacturing, Inc.
         500 North Spring Street
         Port Washington, Wisconsin 53074
         Attention: James Wier, President
         Telephone: (262) 377-5450
         Facsimile: (262) 377-8266

With a copy to:

         Brownstein Hyatt & Farber, P.C.
         410 17th Street, 22nd Floor
         Denver, Colorado 80202
         Attention: Steven S. Siegel
         Telephone: (303) 223-1100
         Facsimile: (303) 223-1111

The date of giving of any such notice shall be as follows: if by hand delivery, on the date of delivery; if by courier service, on the next business day after delivery to the overnight courier service if by facsimile, on the date of confirmed facsimile transmission or, if such day is not a business day, on the next business day thereafter. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

       (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

       (i) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer, Parent and the Company. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

       (j) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

       (k) EXPENSES. Each of the Buyer, Parent and the Company will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

       (l) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

       (m) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                    SMI SNP, INC.


                                    By: /s/ James Wier
                                        ----------------------------------------
                                        James Wier
                                        Chief Executive Officer



                                    METROMEDIA INTERNATIONAL GROUP, INC.



                                    By: /s/ Ernie Pyle
                                        ----------------------------------------
                                        Ernie Pyle
                                        Chief Financial Officer



                                    SNAPPER, INC.



                                    By: /s/ Robin Chamberlain
                                        ----------------------------------------
                                        Robin Chamberlain
                                        President and Chief Executive Officer